    As filed with the Securities and Exchange Commission on April 30, 2009

                                                            File No. 333-132399
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.

                                   FORM S-1

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                        Post-Effective Amendment No. 5


                        PHL VARIABLE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

           Connecticut                          6311                      06-1045829
 (State or other jurisdiction of    (Primary Standard Industrial        (IRS Employer
  incorporation or organization)     Classification Code Number)    Identification Number)

                               One American Row

                            Hartford, CT 06102-5056

                                (800) 447-4312
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              John H. Beers, Esq.
                        PHL Variable Insurance Company
                               One American Row
                            Hartford, CT 06102-5056
                                (860) 403-5050
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


May 1, 2009 or as soon as practicable after the registration statement becomes effective.
         (Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

================================================================================

                   PHOENIX FOUNDATIONS EQUITY INDEX ANNUITY

                                  Issued by:

                PHL Variable Insurance Company ("PHL Variable")
         (a wholly owned subsidiary of Phoenix Life Insurance Company)

 PROSPECTUS                                                       May 1, 2009

PHL Variable is offering the Phoenix Foundations Equity Index Annuity, a group and individual single premium deferred equity indexed annuity contract ("contract"). The contract is an "annuity contract" because it will provide a stream of periodic income payments commonly known as an "annuity." It is a "deferred" annuity contract because annuity payments are deferred during the first phase of the contract, called the "accumulation period," during which you may invest in the investment options available under the contract. The "annuity period" of the contract begins when your annuity payments start. It is an "equity indexed" contract because you may invest in available "indexed accounts" that earn index credits linked to the performance of an index based on specified equity-based indexes. (Currently, the S&P 500 Index is the index to which the Indexed Accounts are linked. There is also a Fixed Account currently available under the contract that guarantees a fixed minimum rate of interest on your investment.) This Prospectus provides important information that a prospective investor should know before investing. Please retain this Prospectus for future reference.

Contracts are available through Phoenix Equity Planning Corporation ("PEPCO"), the principal underwriter for the contracts.

Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

PEPCO is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Your investment in the contract is subject to possible loss of principal and earnings, since a surrender charge and market value adjustment may apply to withdrawals or upon surrender of the contract. PHL Variable does not guarantee that the contract will have the same or similar indexed accounts or the Fixed Account for the period you own the contract. We may add and delete indexed accounts which may result in your investment in the contract earning no return even if the index associated with the indexed account increases in value. We guarantee that the contract will have at least one indexed account. You should carefully consider whether or not this contract is an appropriate investment for you as compared to other investments that may offer comparable returns with a guarantee of principal and earnings and/or without the imposition of a surrender charge or a market value adjustment. Please see the "Risk Factors" section on page 4.

Purchasing an annuity within a qualified plan or Individual Retirement Account ("IRA") does not provide any additional tax benefit. Annuities should not be sold in qualified plans or IRAs because of the tax-deferral feature alone, but rather when other benefits, such as lifetime income payments and death benefit protection support the recommendation.

It may not be in your best interest to purchase a contract to replace an existing annuity contract or life insurance policy. You must understand the basic features of the proposed contract and your existing coverage before you decide to replace your present coverage. You must also know if the replacement will result in any tax liability. The contract may not be available in all states. An investment in this annuity contract is not

..  a bank deposit or obligation; or

.. guaranteed by any bank or by the Federal Insurance Deposit Corporation or any other government agency.

If you have any questions, please contact:

                                     [GRAPHIC]
                                               PHL Variable Insurance Company
                                               Annuity Operations Division
                                               PO Box 8027
                                               Boston, MA 02266-8027
                                     [GRAPHIC] Tel. 800/541-0171



                               TABLE OF CONTENTS


Heading                                  Page
---------------------------------------------

Glossary................................    3
S&P 500(R) Index........................    3
Contract Snapshot.......................    3
  Features..............................    4
  Risk Factors..........................    4
The Accumulation Period.................    5
  Contract Value........................    5
  Premium...............................    5
  Fixed Account and Indexed Accounts....    6
  Premium Allocation....................    6
  Reallocation of Contract Value........    6
Contract Features.......................    6
  Death Benefit.........................    6
   Before Maturity Date.................    6
   After Maturity Date..................    7
  Fixed Account and Interest Rates......    7
  Indexed Accounts and Index Credit.....    7
   Indexed Account A....................    8
   Indexed Account B....................    8
   Indexed Account C....................    8
  Nursing Home Waiver...................   10
  Terminal Illness Waiver...............   10
  Withdrawals and Surrenders............   10
Charges.................................   10
  Market Value Adjustment...............   10
  Surrender Charges.....................   11
  State and Local Tax...................   12
The Annuity Period......................   12
  Annuity Payments......................   12
  Fixed Annuity Payment Options.........   12
Miscellaneous Provisions................   13
  Amendments to Contracts...............   13
  Assignment............................   13
  Free Look Period......................   13
  Community and Marital Property States.   14
  Misstatements.........................   14
  Ownership of the Contract.............   14
  Payment Deferral......................   14
  Termination...........................   14
Federal Income Tax Ramifications........   14
  Introduction..........................   14


Heading                                                            Page

  Income Tax Status...............................................   14
  Taxation of Annuities in General--Nonqualified Plans............   14
  Additional Considerations.......................................   16
  Diversification Standards.......................................   16
  Taxation of Annuities in General--Qualified Plans and IRAs......   17
  Withholding and Information Reporting...........................   21
Description of PHL Variable.......................................   21
  Overview........................................................   21
Management's Discussion and Analysis of Financial Condition and
 Results of Operations............................................   22
  Recent Economic Market Conditions and Industry Trends...........   22
  Accounting Change...............................................   23
  Impact of New Accounting Standards..............................   24
  Accounting Standards Not Yet Adopted............................   25
  Critical Accounting Estimates...................................   25
  Results of Operations for the Year Ended December 31, 2008 and
   2007...........................................................   28
  General Account.................................................   29
  Separate Accounts...............................................   29
  Debt and Equity Securities Held in General Account..............   29
  Realized Gains and Losses.......................................   31
  Other-Than-Temporary Impairments................................   31
  Unrealized Gains and Losses.....................................   32
  Liquidity and Capital Resources.................................   33
  Contractual Obligations and Commercial Commitments..............   35
  Off-Balance Sheet Arrangements..................................   35
  Reinsurance.....................................................   35
  Statutory Capital and Surplus and Risk-Based Capital............   35
  Quantitative and Qualitive Disclosures About Market Risk........   36
  Selected Financial Data.........................................   39
  Supplementary Financial Information.............................   39
  Executive Compensation and Management Ownership of PNX Shares...   42
  Summary Compensation Table......................................   42
  The Separate Account............................................   43
The Phoenix Companies, Inc.--Legal Proceedings about Company
 Subsidiaries.....................................................   44
Distributor.......................................................   44
Experts...........................................................   44
Annual Statements.................................................   45
APPENDIX A--Deductions for State and Local Taxes..................  A-1


                          INCORPORATION BY REFERENCE


  The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. This prospectus incorporates by reference our Annual Report on Form 10-K (File No. 333-20277) for the year ended December 31, 2008, and the definitive proxy statement (File No. 001-16517) filed by the Phoenix Companies, Inc. pursuant to Regulation 14A on March 16, 2009.


  After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

  Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

  We file our Securities Exchange Act of 1934 documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0001031223. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

  The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.


  You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing to the Company at Investor Relations One American Row P.O. Box 5056 Hartford, CT 06102-5056, or telephoning the Company at 800-490-4258. You may also access the incorporated documents at our website: http://www.phoenixwm.phl.com/public/products/Regform/index.jsp.

Glossary
--------------------------------------------------------------------------------

  The following is a list of terms and their meanings when used throughout this Prospectus. We have bolded and italicized the first occurrence for each term used after this glossary.

Account: Indexed or fixed account.

Account Value: The value available in each account for annuitization or surrender before the application of any surrender charge or market value adjustment.

Annuitant/Joint Annuitant: The person(s) on whose life the annuity benefit depends. There may be one or more annuitants. One is the primary annuitant and the other is considered the joint annuitant.

Beneficiary: The person who receives the death benefits. If there is no surviving beneficiary, the owner will be the beneficiary. If the owner is not living, the estate of the owner will be the beneficiary.

Contract Anniversary: The same month and date as the contract date in the years following the contract date. If the date does not exist in a month, the last day of the month will be used.

Contract Date: The date on which the contract is issued.

Contract Value: Sum of the account value of each of the accounts.

Contract Year: The 12-month period beginning on the contract date and each 12-month period thereafter.

Fixed Account: Interest is credited daily on the account value allocated to this account at rates that are declared annually.

Free Withdrawal Amount: You may withdraw up to 10% of the contract value in a contract year without a market value adjustment or surrender charge.

Index: The measure used to determine the index credit for an indexed account.

Index Value: The published value of the index, excluding any dividends paid by the companies that comprise the index.

Indexed Account: Each indexed account earns an index credit linked to the performance of an index.

Maturity Date: The date on which annuity payments begin.

Market Value Adjustment: A calculated amount that is applied to amounts withdrawn or surrendered before the end of the surrender charge period. It may be positive or negative.

Owner (owner, owners, you, your): Usually the person, persons or entity to whom we issue the contract.

PHL Variable (our, us, we, company): PHL Variable Insurance Company.

Separate Account: PHL Variable Separate Account MVA1.

Spouse: Federal law defines "spouse" under the Defense of Marriage Act (DOMA), as a man or a woman legally joined. Neither individuals married under State or foreign laws that permit a marriage between two men or two women nor individuals participating in a civil union or other like status are spouses for any federal purposes, including provisions of the Internal Revenue Code relevant to this Contract.

Surrender Value: The contract value adjusted by any market value adjustment and less any applicable surrender and tax charges.

Written Request (in writing, written notice): Is a request signed by you and received in a form satisfactory to us.

S&P 500(R) Index
--------------------------------------------------------------------------------

  The contract is not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the contract or any member of the public regarding the advisability of investing in securities generally or in the contract particularly or the ability of the S&P 500(R) Index to track general stock market performance. S&P's only relationship to the company is the licensing of certain trademarks and trade names of S&P and of the S&P 500(R) Index which is determined, composed and calculated by S&P without regard to the company or the contract. S&P has no obligation to take the needs of the company or the owners of the contract into consideration in determining, composing or calculating the S&P 500(R) Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the contract or the timing of the issuance or sale of the contract or in the determination or calculation of the equation by which the contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the contract. S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Contract Snapshot
--------------------------------------------------------------------------------

  The following is a snapshot of the contract. Please read the rest of this Prospectus for more information.

  This prospectus contains information about the material rights and features of the contract that you should understand before investing. In certain states, this contract may be issued through a group trust, in which case you will receive a certificate in lieu of a contract. The use of the term "contract" in this Prospectus refers to either the contract or certificate that you will be issued.

FEATURES

..  Single premium payment.

.. Minimum premium payment of $25,000 for non-qualified, qualified plans, and IRA contracts.

..  Maximum premium payment of $1,000,000 without our approval.

..  One fixed account and three indexed accounts are available for investing.
   The fixed account is not available in Alabama, Florida and Nevada.

.. Free Withdrawal Amount - during the surrender charge period, 10% of contract value each year free of any surrender charge and market value adjustments.

.. Market Value Adjustment - applied to any withdrawal or full surrender before the end of the surrender charge period, excluding the free withdrawal amount.

.. Surrender Charges - applied when you surrender your contract or request a withdrawal before the end of the surrender charge period specified in your surrender charge schedule, excluding the free withdrawal amount. You have the option of a 7-year or 5-year surrender charge schedule, and each has a different schedule of fees that will be levied upon surrender. If you elect the 5-year surrender charge schedule, you may receive a lower interest rate or index credit than under the 7-year surrender charge schedule.

.. State and Local Taxes - taken from the contract value upon premium payments, withdrawals, surrenders or commencement of annuity payments. Please see the "State and Local Tax" section of this prospectus for more information.

.. Death Benefit - payable upon owner's death. The Death Benefit equals the contract value at the time of death. Market value adjustments and surrender charges are waived. The portion of the death benefit that exceeds the premium payable is subject to Federal income tax. See "Federal Income Tax Consideration" for more information.

.. You have the right to review and return the contract. If for any reason you are not satisfied, you may return it within ten (10) days (or later, if applicable state law requires) after you receive it and cancel the contract. Please see the "Free Look Period" section of this prospectus for more information.

RISK FACTORS
--------------------------------------------------------------------------------

.. Investment Risk - Principal and interest when credited are guaranteed by the company unless you make a withdrawal from or surrender the contract, which may be subject to a surrender charge and MVA. As the indexed accounts do not offer any minimum guaranteed index credit, you are assuming the risk that an investment in the indexed accounts could potentially offer no return. In addition, amounts withdrawn from an indexed account prior to the end of a contract year will not receive the index credit for that year.

.. Loss of Principal Risk - Withdrawals and surrenders from the contract in excess of the free withdrawal amount, prior to the end of the surrender charge period, are subject to a surrender charge and market value adjustment ("MVA"). A negative MVA is limited to the contract's interest or index credit earnings, therefore, the application of a negative MVA alone will not result in loss of principal. However, the combination of the surrender charge and MVA may result in loss of principal.

.. Risk That Accounts May Be Eliminated - The contract currently provides four accounts to which you may allocate your premium payment or contract value--three Indexed Accounts and one Fixed Account, as described in this prospectus. You should be aware that the contract permits us to eliminate any account as described below:

  . We may add and delete indexed accounts which may result in your investment in the contract earning no return even if the index associated with the indexed account increases in value. We guarantee that the contract will have at least one indexed account.

  . We reserve the right to eliminate any indexed account in our sole discretion upon thirty days written notice. We will only eliminate an indexed account at a contract anniversary, and you will earn the index credit for the indexed account for the prior contract year.

  . We reserve the right to eliminate the Fixed Account in our sole discretion upon thirty days notice and not add a new fixed account. We will only delete the Fixed Account on a contract anniversary, and you will earn the interest credited through the end of the prior contract year.

  Our ability to eliminate accounts at any time may adversely impact your contract value for the following reason. There are guarantees applicable to each of the three Indexed Accounts currently offered that provide a minimum participation in the increase in value of the S&P 500 Index, if any, with respect to your contract value allocated to the account. These guarantees are described in this prospectus. See "Indexed Account A", "Indexed Account B", "Indexed Account C". Similarly, there is a 1.5% minimum guaranteed interest rate applicable to the Fixed Account. The contract does not permit us to reduce or eliminate the guarantees applicable to any of these accounts as long as we continue to offer the accounts. However, we are permitted in our sole discretion to eliminate any account in the future. If we eliminate an account, you may reallocate any contract value that was invested in the account to another account available at that time. (Contract value may not remain in an account that has been eliminated.) If one or more of the accounts described in this prospectus is available at the time, you may reallocate your contract value to any of these accounts and the guarantees described in this prospectus will apply. However, the account or accounts currently available at the time you may reallocate your account value may not be described in this prospectus and may not provide any guarantees. Additionally, while the contract permits us to add new accounts, we are not required to do so. If we do add new accounts, the accounts may provide no guarantees, or guarantees that provide less protection than the guarantees applicable to the three Indexed Accounts or the Fixed Account currently available under the contract. For example, if we added an indexed account, the new indexed account may not have any guarantees, may be tied to an index other than the index in your current indexed account, may have a different formula for determining the index credit, and may be set up in a different manner to measure the index credit, among other differences. Accordingly, we may add and delete indexed accounts which may result in your investment in the contract earning no return even if the index associated with the indexed account increases in value. We guarantee that the contract will have at least one indexed account.

  Risk That We May Substitute an Index. You should be aware that even if we do not eliminate a particular indexed account, we may change the index used to measure the index credit applicable to such account upon thirty days written notice, which index we in our sole discretion deem to be appropriate. The new index would provide different performance than the old index. We are permitted to change an index only if the index for a particular indexed account is discontinued, our agreement with the sponsor of the index is terminated, or the index calculation is substantially changed. However, you should be aware that we may unilaterally terminate our agreement with the sponsor of an index without cause. Further, we may consider an index to have substantially changed if the fixed number of constituents materially changes in the index or the criteria for eligibility in the index with respect to size, liquidity, profitability and sector and/or market representation materially changed for the index. You will earn the index credit for the contract linked to the last published value of the replaced index before its replacement if we replace an index before a contract anniversary date. If an index is changed during a contract year, you will not participate in an increase in the value of either the old or new index for the remainder of the contract year. If we change the index, it will not affect the minimum guarantees, if any, in the indexed account. If you do not wish to remain in the indexed account with the replacement index, you have the option to allocate your contract value to the remaining accounts available under the contract. There may be only one remaining indexed account, and no fixed account, to which to allocate contract value.

  In either of the situations described above involving the elimination of an account or the change in an indexed account's index, if you do not wish to allocate your contract value to one or more remaining accounts available under the contract and accordingly wish to withdraw your contract value from the account or surrender the contract, you may be subject to a surrender charge and market value adjustment, which may result in a loss of principal and earnings.

  IF WE ELIMINATE ANY TWO OF THE THREE INDEXED ACCOUNTS DESCRIBED IN THIS PROSPECTUS, YOU MAY SURRENDER YOUR CONTRACT WITHOUT THE IMPOSITION OF A SURRENDER CHARGE AND/OR A NEGATIVE MARKET VALUE ADJUSTMENT WITHIN 45 DAYS OF THE DATE WE MAIL THE NOTICE TO YOU OF THE ELIMINATION OF THE SECOND INDEXED ACCOUNT DESCRIBED IN THIS PROSPECTUS.

.. Liquidity Risk - This product is designed for long-term investment and should be held for the length of the surrender charge period or longer. Some liquidity is provided through the free withdrawal provision. However, if you withdraw more than the free withdrawal amount, a surrender charge and MVA will be applied, which may result in the loss of principal and earnings.

The Accumulation Period
--------------------------------------------------------------------------------

  The contract can help you save for retirement or other long-term purposes during the accumulation period. The accumulation period begins on the contract date and continues until you begin to receive annuity payments. The contract is available in connection with certain retirement plans that qualify for special federal income tax treatments ("qualified plans" or "IRAs"), as well as those that do not qualify for such treatment ("non-qualified plans"). Purchase of this contract through a qualified plan or IRA does not provide any additional tax deferral benefits beyond those provided by the contract. Accordingly, if you are purchasing this contract through a qualified plan, you should consider this contract for its annuity option benefits.

Contract Value
  Your contract value at any time during the accumulation period is equal to the sum of the account value of the Fixed Account and Indexed Accounts.

Premium
  The amount applied to this contract will be the single premium received minus a deduction for any applicable state and local tax. No benefit associated with any single premium will be provided until it is actually received by us.

  Generally, we require a minimum single premium payment of:

..  Nonqualified plans - $25,000

..  IRA/Qualified plans - $25,000

  A contract may not be purchased for a proposed owner who is 86 years of age or older. A premium payment in excess of $1,000,000 requires our prior approval. We reserve the right to reject any application or waive this limitation, at our sole discretion.

  Your premium payment becomes part of the Separate Account, which supports our insurance and annuity obligations. For more information, see "PHL Variable and the Separate Account."

Fixed Account and Indexed Accounts
  Currently, one Fixed Account and three Indexed Accounts are available for investing. The Fixed Account is not available in Alabama, Florida, Massachusetts, Nevada, and Oregon. The Fixed Account earns interest daily, and the rate is declared annually and guaranteed for one year. Each of the Indexed Accounts earns index credits that are linked to the performance of the S&P 500(R) Index, and the index credits will never be less than 0%. For more information, please see the "Fixed Account and Interest Rates" and the "Indexed Accounts and Index Credit" sections of this Prospectus.

Premium Allocation
  Your premium payment will be applied within two business days after its receipt at our Annuity Operations Division if the application or order form is complete. If we do not receive all of the necessary application information, we will hold your premium payment while we attempt to complete the application. If the application is not completed within five business days, we will inform you of the reason for the delay and return your premium payment, unless you specifically consent to our holding it until the application is complete. Once we have all of your necessary application information, we will apply your premium payment as requested and issue your contract. Please note that prior to the completion of your application or order form, we will hold the premium in a suspense account, which is a non-interest-bearing account.

Reallocation of Contract Value
  During the 30 days before each contract anniversary, you may reallocate your contract value among the available accounts. You may make your reallocation request in writing, or by telephone. Written requests must be received in a form satisfactory to us at our Annuity Operations Division. The company and Phoenix Equity Planning Corporation ("PEPCO"), our national distributor, will use reasonable procedures to confirm that telephone reallocation requests are genuine. We require verification of account information and may record telephone instructions on tape. The company and PEPCO may be liable for following unauthorized instructions if we fail to follow our established security procedures. However, you will bear the risk of a loss resulting from instructions entered by an unauthorized third party that the company and PEPCO reasonably believe to be genuine. We must receive the request prior to the contract anniversary. Your request will be effective as of the contract anniversary, after index crediting for the past year. There is no charge for contract value reallocation.

Contract Features
--------------------------------------------------------------------------------

Death Benefit

..  Before Maturity Date

  A death benefit is payable as described below when any owner (or primary annuitant when the contract is owned by a non-natural person) dies.

..   Death of an Owner
   If the owner dies before the maturity date, the death benefit will be paid to the beneficiary.

..   Death of an Owner - Multiple Owners
   If there is more than one owner, a death benefit is payable upon the first owner to die. The death benefit is paid to the surviving owner(s) as the designated beneficiary(s).

..   Death of an Annuitant who is not the Owner
   If the owner and the annuitant are not the same individual and the annuitant dies prior to the maturity date, the owner becomes the annuitant, unless the owner appoints a new annuitant. If a joint annuitant dies prior to the maturity date, the owner may appoint a new joint annuitant; however, there may be tax consequences. The death of the annuitant or joint annuitant will not cause the death benefit to be paid.

..   Spousal Beneficiary Contract Continuance
   If the spouse of a deceased owner, as designated beneficiary, is entitled to receive all or some portion of the death benefit amount, the spouse may elect to continue the contract as the new owner. This election is only allowed prior to the maturity date and can be elected only one time. When the spouse elects to continue the contract, the death benefit amount that the spouse is entitled to receive will become the new contract value for the continued contract.

..   Ownership of the Contract by a Non-Natural Person
   If the owner is not an individual, upon the death of the primary annuitant, the death benefit will be paid to the owner. There are distinct Federal Income Tax ramifications of ownership by a Non-Natural Person. See "Federal Income Tax" section for further details.

  The death benefit amount equals the contract value as of the date of death. No market value adjustment, surrender charge or index credit for the year in which the death occurred will be included in the death benefit calculation. The death benefits provided under this contract will not be less than the minimum benefits required by the state where the contract is delivered.

  Payment of the Death Benefit:

  There are a number of options for payment of the death benefit, including lump sum, systematic withdrawals and annuity. If the death benefit amount to be paid is less than $2,000, it will be paid in a single lump sum (see "Annuity Options"). Depending upon state law, the death benefit payment to the beneficiary may be subject to state inheritance or estate taxes and we may be required to pay such taxes prior to distribution. There are specific Internal Revenue Code requirements regarding payment of the death benefits, see "Federal Income Taxes--Distribution at Death." A recipient should consult a legal or tax adviser in selecting among the death benefit payment options.

PCA Account
  We offer the Phoenix Concierge Account ("PCA") as the default method of payment for all death claims greater or equal to $5,000 when the beneficiary is an individual, trust or estate. The PCA is generally not offered to corporations or similar entities. The PCA is an interest bearing checking account that is made available to beneficiaries in lieu of a single check.

  The PCA is not insured by the FDIC, NSUSIF, or any other state or federal agency which insures deposits. The guarantee of principal is based on the claims-paying ability of the company.

..  After Maturity Date
  If an owner dies on or after the maturity date, any remaining annuity payments will be paid according to the annuity payment option in effect on the date of death. If there is a surviving owner, the payments will be paid to the surviving owner. If there is no surviving owner, the payments will be paid to the beneficiary. Payments may not be deferred or otherwise extended.

  If the annuitant and/or joint annuitant dies, any remaining period certain annuity payments will be paid according to the annuity payment option in effect on the date of death. If the annuitant and/or joint annuitant are survived by any owner(s), the payments will be paid to the owner(s). If not, the payments will be paid to the beneficiary. Payments may not be deferred or otherwise extended.

Fixed Account and Interest Rates
  The Fixed Account earns interest daily. The fixed interest rate is declared annually and is guaranteed for one year. While the company has no specific formula for determining the fixed interest rate, we may consider various factors, including, but not limited to the yields available on the instruments in which we intend to invest the proceeds from the contract, regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors. There is a 1.5% minimum guaranteed interest rate. Subsequent interest rates may be higher or lower than the initial fixed interest rate and are determined in our sole discretion. If you withdraw a portion of your contract value or surrender the contract, the market value adjustment, as described below, may result in a loss of the credited interest in the Fixed Account. The Fixed Account is not available in Alabama, Florida and Nevada.

  If we delete the Fixed Account, you will have the option to invest in indexed accounts only. There may be only one remaining indexed account into which to invest. We reserve the right to delete the Fixed Account at the contract anniversary in our sole discretion and not add a new fixed account.

   On the contract date, the account value of the Fixed Account is equal to the portion of the premium allocated to the fixed account. Thereafter, the account value for the Fixed Account equals:

   1.the initial allocation and any reallocation to the Fixed Account; plus

   2.interest credited; less

   3.any reallocation of contract value from the Fixed Account; less

   4.withdrawals (including applicable market value adjustments, surrender charges and tax deductions).

Indexed Accounts and Index Credit
  Currently, there are three different Indexed Accounts. On the contract date, the account value for an Indexed Account equals the portion of the premium allocated to the indexed account as of the contract date.

  On each contract anniversary, the account value equals:

   1.the account value immediately preceding the contract anniversary, multiplied by the resulting value of (1 + the applicable index credit); less

   2.reallocation, if any, from the indexed account; plus

   3.reallocation, if any, to the indexed account; less

   4.withdrawals (including applicable market value adjustments, surrender charges and tax deductions).

  Index credit is based on account value before reallocation. Reallocations are effective after the index crediting on each contract anniversary.

  On any other date, the account value for an indexed account equals:

   1.the account value for the indexed account on the preceding contract anniversary; less

   2.any withdrawals (including applicable market value adjustments, surrender charges and state and local tax deductions) from the Indexed Account since the preceding contract anniversary. Please see the "State and Local Tax" section on page 10 for more information about tax deductions.

  For the first contract year, the contract date is considered the preceding contract anniversary.

  Each of the Indexed Accounts earns index credits that are linked to the performance of the S&P 500(R) Index. The performance or index value of the S&P 500(R) Index is its published value, excluding any dividends paid by the companies that comprise the index. The index credit is calculated annually on each contract anniversary and is credited immediately. The index credit will never be less than the guaranteed minimum index credit. The guaranteed minimum index credit is 0% and will never be less than 0%, even if we add new indexed accounts. Therefore, you are assuming the risk that an investment in an indexed account could potentially offer no return. The index credit is based on the performance of the index for the last contract year. Amounts withdrawn or surrendered effective on the contract anniversary will receive the index credit for the past contract year. Amounts withdrawn or surrendered prior to the end of a contract year will not receive the index credit for that contract year.

..  Indexed Account A - Point-to-Point with Cap Indexed Account

  This account earns an index credit on each contract anniversary that is based on the performance of the Index for the past contract year. The index credit is subject to a maximum crediting percentage ("index cap"). To determine the index credit as a percentage, we first calculate the index growth, which equals:

  (index value on the contract anniversary / index value on the preceding contract anniversary)--1 and then we convert the decimal to the equivalent percentage.

  The index credit equals the lesser of the index growth and the applicable index cap, but will never be less than 0%.

  The index cap is the maximum index credit percentage that can be applied to the account value in any given contract year. For the first contract year, the initial index cap as shown on the contract schedule page is used. On each subsequent contract anniversary, a new index cap will be declared and guaranteed for the following contract year. The subsequent index caps may be higher or lower than the initial index cap, but will not be lower than the guaranteed minimum index cap.

  The guaranteed minimum index cap is 3%. Although it does not affect the guaranteed minimum index cap, your selection of the five or seven year surrender charge schedule may effect the index credit. See "Surrender Charges" section of this prospectus.

  If the index cap is 3% and the performance of the index is between 0% and 3%, the indexed account will be credited with the index growth amount of 0% through 3%. If the performance of the index is above 3%, the indexed account will be credited with the index credit of 3%. The company at its sole discretion will make the determination whether to declare an index cap above the guaranteed minimum index cap of 3%. While the company has no specific formula for determining an index cap above the minimum index cap of 3%, we may consider various factors, including, but not limited to the yields available on the instruments in which we intend to invest the proceeds from the contract, the costs of hedging our investments to meet our contractual obligations, regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors. For example, if the company, in its sole discretion, declares an index cap of 8%, and the performance of the index is between 0% and 8%, the indexed account will be credited with the index growth amount of 0% through 8%. In this case, if the performance of the index is above 8%, the indexed account will be credited with the index credit of 8%. At any time, if the performance of the index is below 0%, the indexed account will be credited with an index credit of 0%. Therefore, you are assuming the risk that an investment in this indexed account would offer no return.

.. Indexed Account B - Performance Trigger Indexed Account

  This account earns an index credit on each contract anniversary that is based on the performance of the Index for the past contract year.

  To determine the index credit as a percentage, we first calculate the index growth, which equals:

  (index value on the contract anniversary / index value on the preceding contract anniversary)--1 and then we convert the decimal to an equivalent percentage.

  The index credit equals the triggered rate if the index growth is greater than zero. If the index growth is zero or less, the index credit will be 0%.

  For the first contract year, the triggered rate as shown on the contract schedule page is used. On each subsequent contract anniversary, a new triggered rate will be declared and guaranteed for the following contract year. The subsequent triggered rates may be higher or lower than the initial triggered rate, but will not be lower than the guaranteed minimum triggered rate. The guaranteed minimum triggered rate is 2%. Although it does not affect the guaranteed minimum triggered rate, your selection of the five or seven year surrender charge schedule may effect the index credit. See "Surrender Charges" section of this prospectus.

  If the triggered rate is 2% and the index growth is greater than 0%, the indexed account will be credited with the triggered rate of 2%. The company, at its sole discretion, will make the determination to declare a triggered rate above the guaranteed minimum triggered rate. While the company has no specific formula for determining a triggered rate above the guaranteed minimum triggered rate, we may consider various factors, including, but not limited to the yields available on the instruments in which we intend to invest the proceeds from the contract, the costs of hedging to meet our contractual obligations, regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors. For example, if the company, in its sole discretion, declares a triggered rate of 5%, and the performance of the index is above 0%, the indexed account will be credited with an index credit of 5%. At any time, if the performance of the index is below 0%, the indexed account will be credited with an index credit of 0%. Therefore, you are assuming the risk that an investment in this indexed account could potentially offer no return.

.. Indexed Account C - Monthly Average with Spread Indexed Account

  This account earns an index credit on each contract anniversary that is based on the performance of the Index for the past contract year.

  To determine the index credit as a percentage, we first calculate the averaged index growth, which equals:

  ((the sum of the index values on each monthly processing dates during the contract year / 12) / index value on the preceding contract anniversary)--1 and then we convert the decimal to the equivalent percentage.

  Monthly processing date is defined as the same date of each month for the twelve months following the contract date or subsequent contract anniversary. If the date does not exist in a month the last day in the month will be used.

  The index credit equals the averaged index growth less the index spread, but will never be less than 0%.

  The index spread is the amount subtracted from the averaged index growth when the index credit is calculated. For the first contract year, the initial index spread as shown on the contract schedule page is used. On each subsequent contract anniversary, a new index spread will be declared and guaranteed for the following contract year. The subsequent index spreads may be higher or lower than the initial index spread, but will not be higher than the guaranteed maximum index spread. The guaranteed maximum index spread is 9%. Although it does not affect the guaranteed maximum index spread, your selection of the five or seven year surrender charge schedule may effect the index credit. For more information, see Surrender Charges. The company, at its sole discretion, will make the final determination as to the index spread declared. While the company has no specific formula for determining an index spread below the guaranteed maximum index spread, we may consider various factors, such as the yields available on the instruments in which we intend to invest the proceeds from the contract, the costs of hedging to meet our contractual obligations, regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors. For example, if the average index growth is 9% and the company, in its sole discretion, declares an index spread of 5%, the indexed account will be credited with an index credit of 4%. If the average index growth is 9%, and the company, in its sole discretion, uses the guaranteed maximum index spread at 9%, the indexed account will be credited with 0%. Therefore, you are assuming the risk that an investment in this indexed account could potentially offer no return.

   The contract currently provides four accounts to which you may allocate your premium payment or contract value--three Indexed Accounts and one Fixed Account, as discussed above. You should be aware that the contract permits us to eliminate any account as described below:

.. We may add and delete indexed accounts which may result in your investment in the contract earning no return even if the index associated with the indexed account increases in value. We guarantee that the contract will have at least one indexed account.

.. We reserve the right to eliminate any indexed account in our sole discretion upon thirty days written notice. We will only eliminate an indexed account at a contract anniversary, and you will earn the index credit for the indexed account for the prior contract year.

.. We reserve the right to eliminate the Fixed Account in our sole discretion upon thirty days notice and not add a new fixed account. We will only delete the Fixed Account on a contract anniversary, and you will earn the interest credited through the end of the prior contract year.

  Our ability to eliminate accounts at any time may adversely impact your contract value for the following reason. There are guarantees applicable to each of the three Indexed Accounts currently offered that provide a minimum participation in the increase in value of the S&P 500 Index, if any, with respect to your contract value allocated to the account. These guarantees are described in this prospectus above. Similarly, there is a 1.5% minimum guaranteed interest rate applicable to the Fixed Account. The contract does not permit us to reduce or eliminate the guarantees applicable to any of these accounts as long as we continue to offer the accounts. However, we are permitted in our sole discretion to eliminate any account in the future. If we eliminate an account, you may reallocate any contract value that was invested in the account to another account available at that time (contract value may not remain in an account that has been eliminated). If one or more of the accounts described in this prospectus is available at the time, you may reallocate your contract value to any of these accounts and the guarantees described in this prospectus will apply. However, the account or accounts currently available at the time you may reallocate your account value may not be described in this prospectus and may not provide any guarantees. Additionally, while the contract permits us to add new accounts, we are not required to do so. If we do add new accounts, the accounts may provide no guarantees, or guarantees that provide less protection than the guarantees applicable to the three Indexed Accounts or the Fixed Account currently available under the contract. For example, if we added an indexed account, the new indexed account may not have any guarantees, may be tied to an index other than the index in your current indexed account, may have a different formula for determining the index credit, and may be set up in a different manner to measure the index credit, among other differences. Accordingly, we may add and delete indexed accounts which may result in your investment in the contract earning no return even if the index associated with the indexed account increases in value. We guarantee that the contract will have at least one indexed account.

  You should be aware that even if we do not eliminate a particular indexed account, we may change the index used to measure the index credit applicable to such account upon thirty days written notice, which index we in our sole discretion deem to be appropriate. The new index would provide different performance than the old index. We are permitted to change an index only if the index for a particular indexed account is discontinued, our agreement with the sponsor of the index is terminated, or the index calculation is substantially changed. However, you should be aware that we may unilaterally terminate our agreement with the sponsor of an index without cause. Further, we may consider an index to have substantially changed if the fixed number of constituents materially changes in the index or the criteria for eligibility in the index with respect to size, liquidity, profitability and sector and/or market representation materially changed for the index. You will earn the index credit for the contract linked to the last published value of the replaced index before its replacement if we replace an index before a contract anniversary date. If an index is changed during a contract year, you will not participate in an increase in value of either the old or new index for the remainder of the contract year. If we change the index, it will not affect the minimum guarantees, if any, in the indexed accounts. If you do not wish to remain in the indexed account with the replacement index, you have the option to allocate your contract value to the remaining accounts available under the contract. There may be only one remaining indexed account, and no fixed account, to which to allocate contract value.

  In either of the situations described above involving the elimination of an account or the change in an indexed account's index, if you do not wish to allocate your contract value to one or more remaining accounts available under the contract and accordingly wish to withdraw your contract value from the account or surrender the contract, you may be subject to a surrender charge and market value adjustment, which may result in a loss of principal and earnings.

  IF WE ELIMINATE ANY TWO OF THE THREE INDEXED ACCOUNTS DESCRIBED IN THIS PROSPECTUS, YOU MAY SURRENDER YOUR CONTRACT WITHOUT THE IMPOSITION
OF A SURRENDER CHARGE AND/OR A NEGATIVE MARKET VALUE ADJUSTMENT WITHIN 45 DAYS OF THE DATE WE MAIL THE NOTICE TO YOU OF THE ELIMINATION OF THE SECOND INDEXED ACCOUNT DESCRIBED IN THIS PROSPECTUS.

Nursing Home Waiver
   Prior to the maturity date, you may surrender all or a portion of the contract value, adjusted by any applicable market value adjustment, without a surrender charge, provided that:

..  more than one year has elapsed since the contract date; and

.. the withdrawal is requested within two years of the owner's admission into a licensed nursing home facility; and

.. the owner has been confined to the licensed nursing home facility (as defined below) for at least the preceding 120 days.

  A licensed nursing home facility is defined as a state licensed hospital or state licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis. The owner must provide us with satisfactory evidence of confinement by written notice. There is no fee for this waiver. This waiver is subject to state approval.

Terminal Illness Waiver
  Prior to the maturity date, you may surrender all or a portion of the contract value, adjusted by any applicable market value adjustment, without a surrender charge in the event of the owner's terminal illness. Terminal Illness is defined as an illness or condition that is expected to result in the owner's death within six months. The owner must provide us with a satisfactory written notice of terminal illness by a licensed physician, who is not the owner or a member of the owner's family. We reserve the right to obtain a second medical opinion from a physician of our choosing at our expense. There is no fee for this waiver. This waiver is subject to state approval.

Withdrawals and Surrenders
  You may request a withdrawal from or full surrender of the contract ("surrender") from the contract value at any time prior to the maturity date. Requests must be made in writing and should include tax-withholding information.

  You may withdraw up to 10% of the contract value in a contract year without a market value adjustment or surrender charge. This amount is referred to as the free withdrawal amount. During the first contract year, the free withdrawal amount will be determined based on the contract value at the time of the first withdrawal. In all subsequent years, the free withdrawal amount will be based on the contract value on the previous contract anniversary. Any unused percentages of the free withdrawal amount from prior years may not be carried forward to future contract years.

  Please note that withdrawal or surrender amounts in excess of the 10% free withdrawal amount before the end of the surrender charge schedule will be subject to a market value adjustment that can result in a loss or gain, a surrender charge and tax deduction(s).

  Withdrawals may be subject to income tax on any gains plus a 10% penalty tax if the policyholder is under age 59 1/2 . See "Federal Income Taxes."

Charges
--------------------------------------------------------------------------------

  IF WE ELIMINATE ANY TWO OF THE THREE INDEXED ACCOUNTS DESCRIBED IN THIS PROSPECTUS, YOU MAY SURRENDER YOUR CONTRACT WITHOUT THE IMPOSITION OF A SURRENDER CHARGE AND/OR A NEGATIVE MARKET VALUE ADJUSTMENT WITHIN 45 DAYS OF THE DATE WE MAIL THE NOTICE TO YOU OF THE ELIMINATION OF THE SECOND INDEXED ACCOUNT DESCRIBED IN THIS PROSPECTUS.

Market Value Adjustment
  A market value adjustment is applied to withdrawals or surrenders prior to the end of the surrender charge schedule elected. The market value adjustment is intended to approximate, without exactly replicating, the gains or losses that may be incurred by the company when it liquidates assets in order to satisfy certain contractual obligations, such as withdrawals or surrenders. When liquidating assets, the company may realize either a gain or loss because of a change in interest rates from the time of initial investment. The market value adjustment may result in a gain or loss to your contract value and applies to both fixed and indexed accounts.

   The market value adjustment equals the contract value withdrawn or surrendered in excess of the free withdrawal amount multiplied by the following:

                              1 + i           (n/12)  -1
                          ----------------
                      [   1 + j + 0.0050  ]

  where:

  i - is the Treasury Constant Maturity yield as published by the Federal Reserve on the business day prior to the contract date for the maturity matching the duration of the surrender charge period;

  j - is the Treasury Constant Maturity yield as published by the Federal Reserve on the business day prior to the date of withdrawal or surrender for the maturity matching the remaining years in the surrender charge period (fractional years rounded up to the next full year);

  n - is the number of complete months from the time of withdrawal or surrender to the end of the surrender charge period.

  If a Treasury Constant Maturity yield for a particular maturity is not published, the yield will be interpolated between the yields for maturities that are published. If the Treasury Constant Maturity yields are no longer published, we will choose a suitable replacement, subject to any regulatory approvals and provide you with notice accordingly.

  A positive market value adjustment will increase the amount withdrawn or surrendered. There is no limit on a positive market value adjustment. A negative market value adjustment will decrease the amount withdrawn or surrendered. A negative market value adjustment will not decrease the amount withdrawn or surrendered by more than the interest or index credit earnings proportionately attributable to the withdrawal or surrender amount.

  The market value adjustment is waived on the free withdrawal amount, on death, and on annuitization if annuitization occurs after five contract years. The market value adjustment is not waived on the nursing home and terminal illness waivers.

Surrender Charges
  In addition to the application of a market value adjustment, a surrender charge may apply to a withdrawal or surrender of the contract prior to the end of the surrender charge period specified in your surrender charge schedule. The amount of a surrender charge depends on the period of time your premium payment is held under the contract and which surrender charge schedule you elected (refer to the charts shown below). You must elect a surrender charge schedule at the time of initial purchase of the contract and you cannot change it later. In general, we invest in fixed income securities that correspond to the assumed duration of our contractual obligations under the contract. We assume that generally, (1) a contract with a 5-year surrender charge schedule will be surrendered before a contract with a 7-year surrender charge schedule and (2) a certain number of contracts will be surrendered around the time that the surrender charge schedule expired. Based on these assumptions, the company will invest in shorter term fixed income securities for contract value with respect to the 5-year surrender charge schedule, while it invests in longer term fixed income securities for contract value with respect to the 7-year surrender charge schedule. Fixed income securities of a longer duration tend to earn a higher rate of interest than those of a shorter duration. Therefore, if you elect the 5-year surrender charge schedule, we may credit a lower interest rate or index credit than if you elected the 7-year surrender charge schedule, where we may credit a higher interest rate or index credit. The difference is not fixed and will vary based on market conditions, which we cannot predict.

  The surrender charge is designed to recover the expense of distributing contracts that are surrendered before distribution expenses have been recouped from revenue generated by these contracts. They are deferred charges because they are not deducted from the premium. Surrender charges are waived on the free withdrawal amount and on death benefits. Surrender charges will also be waived when you begin taking annuity payments provided your contract has been in effect for five years. For more information, see "Annuity Payment Options."

  Surrender charges are expressed as a percentage of the lesser of (1) and (2), where

  (1) is the result of

     (a) the gross amount withdrawn, less

     (b) the 10% free withdrawal amount, adjusted by

     (c) any applicable market value adjustment

  (2) the premium payment less any prior withdrawals for which a surrender charge was paid.

  Surrender charge schedules are as follows:

            7-Year Surrender Charge Schedule
            --------------------------------------------------------
            Percent                  7%  7%  7%  6%  6%  5%  5%  0%
            ------------------------------------------------
            Complete Contract Years  0   1   2   3   4   5   6   7+
            ------------------------------------------------

                5-Year Surrender Charge Schedule
                ------------------------------------------------
                Percent                  7%  7%  7%  6%  6%  0%
                ------------------------------------------
                Complete Contract Years  0   1   2   3   4   5+
                ------------------------------------------

  This contract allows you to choose between two distinct surrender charge schedules. You should consult with a qualified financial advisor before making your election.

  Since there may be a higher interest rate or index credit for one surrender schedule over the other schedule, you should carefully discuss your individual financial situation with your registered representative before you make an election.

  If you request a gross withdrawal of a specified amount, we will deduct the surrender charge from the amount requested. For a gross withdrawal, the surrender charge is calculated based on the gross amount. If you request a net withdrawal of a specified amount, we will deduct the surrender charge from the remaining contract value. For a net withdrawal, the surrender charge is calculated based on the net amount, plus the applicable surrender charge amount. The withdrawal amount, plus any applicable surrender charge for a net withdrawal, will be deducted from the affected fixed and indexed account on a pro rata basis.

  Any distribution costs not paid for by the surrender charge will be paid by PHL Variable from the assets of the General Account.

State and Local Tax
  State and local tax is considered any tax charged by a state or municipality on premium payments, whether or not it is characterized as premium tax or an excise tax. It is also other state or local taxes imposed or any other governmental fees that may be required based on the laws of the state or municipality of delivery, the owner's state or municipality of residence on the contract date. Taxes on premium payments currently range from 0% to 3.5% and vary from state to state. We will pay any premium payment tax; any other state or local taxes imposed or other governmental fee due and will only reimburse ourselves upon the remittance to the applicable state. For a list of states and taxes, see "Appendix A."

The Annuity Period
--------------------------------------------------------------------------------

Annuity Payments
  Annuity payments will begin on the contract's maturity date if the owner is alive and the contract is still in force.

  If the amount to be applied on the maturity date is less than $2,000, we may pay such amount in one lump sum in lieu of providing an annuity. If the initial monthly annuity payment under an annuity payment option would be less than $20, we may make a single sum payment equal to the total contract value on the date the initial annuity payment would be payable, or make periodic annuity payments quarterly, semiannually or annually in place of monthly annuity payments.

  Your contract specifies a maturity date at the time of its issuance. However, you may subsequently elect a different maturity date. The maturity date may not be earlier than the fifth contract anniversary. The latest maturity date is the contract anniversary nearest the annuitant's 95/th/ birthday or ten years from the contract date, whichever is later. Generally, under qualified plans or IRAs, the maturity date must be such that distributions begin no later than April 1/st/ of the calendar year following the later of: (a) the year in which the employee attains age 70 1/2 or (b) the calendar year in which the employee retires. The date set forth in (b) does not apply to an Individual Retirement Annuity ("IRA"). A policyholder can defer the maturity date to the contract anniversary nearest the annuitant's 95/th/ birthday if we receive documentation concerning the policyholder's satisfaction of Internal Revenue Code Required Minimum Distributions. See "Federal Income Taxes"

  The maturity date election must be made by written notice and must be received by us 30 days before the provisional maturity date. If you do not elect a maturity date, which is different from the provisional maturity date, the provisional maturity date becomes the maturity date.

Fixed Annuity Payment Options
  This contract offers several Fixed Annuity Payment Options. A Fixed Annuity Payment Option provides a series of fixed payments at regular intervals over a specified period or the life of the annuitant. If you have not selected a Fixed Annuity Payment Option by the maturity date, the default annuity payment is based on Annuity Payment Option A--Life Annuity with 10-Year Period Certain and as long as the annuitant lives. Instead, you may, by sending a written request to our Annuity Operations Division on or before the maturity date of the contract, elect any of the other Annuity Payment Options. After the first annuity payment, you may not change the elected Annuity Payment Option.

  The level of annuity payments payable under the following Annuity Payment Options is based upon the option selected. The amount of each annuity payment will be based on the contract value on the maturity date and the annuity purchase rates. In addition, factors such as the age at which annuity payments begin, the form of annuity, annuity payment rates, and the frequency of annuity payments will affect the level of annuity payments. The longer the duration and more frequent the payments, the lower the annuity payment amount. The contract is issued with guaranteed minimum annuity payment rates, however, if the current rate is higher, we'll apply the higher rate.

  The following are descriptions of the Annuity Payment Options currently available under a contract. These descriptions should allow you to understand the basic differences between the options; however, you should contact our Annuity Operations Division well in advance of the date you wish to elect an option to obtain estimates of annuity payments under each option.

..  Option A - Life Annuity with Specified Period Certain
  A fixed payout annuity payable monthly while the annuitant is living. If the annuitant dies before the specified period certain has passed, then payments will continue to be made to the surviving owner or the beneficiary for the remainder of the period certain. The period certain may be specified as 5, 10 or 20 years. The period certain must be specified at the time this option is elected.

..  Option B - Non-Refund Life Annuity
  A fixed payout annuity payable monthly while the annuitant is living. No monthly payment, death benefit or refund is payable after the death of the annuitant.

..  Option C - Reserved

..  Option D - Joint and Survivor Life Annuity
  A fixed payout annuity payable monthly while either the annuitant or joint annuitant is living. You must designate

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  the joint annuitant at the time you elect this option. The joint annuitant must be at least age 40 on the first payment calculation date.

..  Option E - Installment Refund Life Annuity
  A fixed payout annuity payable monthly while the annuitant is living. If the annuitant dies before the annuity payments made under this option total an amount that refunds the entire amount applied under this option, we will make a lump sum payment equal to the entire amount applied under this option less the sum of payments already made.

..  Option F - Joint and Survivor Life Annuity with 10-Year Period Certain
  A fixed payout annuity payable monthly while either the annuitant or joint annuitant is living. If the annuitant and the joint annuitant die before the 10-year period certain has passed, then payments will continue to be made to the surviving owner or the beneficiary for the remainder of the 10-year period certain. You must designate the joint annuitant at the time you elect this option. The joint annuitant must be at least age 40 on the first payment calculation date.

..  Option G - Payments for a Specified Period
  A fixed payout annuity payable monthly over a specified period. Payments continue whether the annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30, but cannot be greater than 100 minus the age of the annuitant. However, if the Beneficiary of any death benefits payable under this contract elects this Payment Option, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary.

..  Option H - Payments of a Specified Amount
  Equal income installments of a specified amount are paid until the principal sum remaining under this option from the amount applied is less than the amount of the installment. When that happens, the principal sum remaining will be paid as a final payment. The amount specified must provide payments for a period of at least 5 years.

Calculation of Fixed Annuity Payments
  The guaranteed annuity payment rates will be no less favorable than the following:

..  under Annuity Payment Options A, B, D, E and F, rates are based on the 2000
   Individual Annuity Mortality Table with a 10 year age setback, which results in lower payments than without the setback, and an interest rate of 2.5%.

.. under Options G and H, the interest rate is 1.5%. The Society of Actuaries developed these tables to provide payment rates for annuities based on a set of mortality tables acceptable to most regulating authorities. It is possible that we may have more favorable (i.e., higher-paying) rates in effect on the maturity date.

Other Options and Rates
  We may offer other annuity payment options or alternative versions of the options listed above. Other values and tables may be used for other payment options that we may make available.

Other Conditions
  Federal income tax requirements also provide that participants in IRAs must begin required minimum distributions RMDs by April 1 of the year following the year in which they attain age 70 1/2. Minimum distribution requirements do not apply to Roth IRAs. Distributions from qualified plans generally must begin by the later of actual retirement or April 1 of the year following the year participants attain age 70 1/2. We will assist policyholders with compliance with RMD requirements.

  Amounts up to the required minimum distribution may be withdrawn without a deduction for surrender charges, even if the minimum distribution exceeds the 10% allowable amount. See "See Withdrawals and Surrenders on page 8." Any amounts withdrawn during the surrender charge period that are in excess of both the minimum distribution and the 10% free available amount will be subject to any applicable surrender charge.

Miscellaneous Provisions
--------------------------------------------------------------------------------

Amendments to Contracts
  Contracts may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Changes in the contract may need to be approved by contract owners and state insurance departments. A change in the contract that necessitates a corresponding change in this Prospectus must be filed with the SEC.

Assignment
  Owners of contracts issued in connection with non-tax qualified plans may assign their interest in the contract to a spouse or a grantor trust. A written notice of such assignment must be filed with our Annuity Operations Division before it will be honored.

  A pledge or assignment of a contract is treated as payment received on account of a partial surrender of a contract. See "Federal Income Tax" for more details.

  Contracts issued in connection with tax qualified plans or IRAs may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation, or for any other purpose, to any person other than to us.

Free Look Period
  We may mail the contract to you or we may deliver it to you in person. You may return a contract for any reason within ten days after you receive it and receive a refund of your premium payment less any withdrawals made as of the date of cancellation. A longer Free Look Period may be required by your state.

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Community and Marital Property States
  If the Policyholder resides in a community property or marital property state and has not named his or her spouse as the sole beneficiary, the spouse may need to consent to the non-spouse beneficiary designation. The policyholder should consult with legal counsel regarding this designation. Should spousal consent be required, we are not liable for any consequences resulting from the failure of the policyholder to obtain proper consent.

Misstatements
  If the age or sex of the annuitant or joint annuitant has been misstated, any benefits payable will be adjusted to the amount that the contract value would have purchased based on the annuitant's or joint annuitant's correct age and sex. Overpayments and underpayments made by the company will be charged or credited, as applicable, against future payments to be made under the contract. Interest will be charged on overpayments and credited on underpayments as required by the laws of the state where this contract is delivered.

Ownership of the Contract
  Ordinarily, the purchaser of a contract is both the owner and the annuitant and is entitled to exercise all the rights under the contract. However, the owner may be an individual or entity other than the annuitant. More than one owner may own a contract as joint owner. Transfer of the ownership of a contract may involve federal income tax consequences, and a tax advisor should be consulted before any such transfer is attempted.

Payment Deferral
  Payment of the contract value in a single sum upon a withdrawal or full surrender of the contract will ordinarily be made as soon as practicable after receipt of the written request by our Annuity Operations Division.

Termination
  If the contract value becomes zero, the contract will immediately terminate unless determined otherwise by an effective rider, amendment or endorsement.

Federal Income Tax Ramifications
--------------------------------------------------------------------------------

Introduction
  The contracts are designed for use with retirement plans which may or may not be tax-qualified plans ("qualified plans") or Individual Retirement Annuities
(IRAs) under the provisions of the Internal Revenue Code of 1986, (the "Code"). The ultimate impact of federal income taxes on the amounts held under a contract, premiums paid for the contract, payments received under the contract and on the economic benefits to the policyholder, annuitant or beneficiary depends on our income tax status, on the type of retirement plan (if any) for which the contract is purchased, and upon the income tax and employment status of the individual concerned.

  The following discussion is general in nature and is not intended as individual tax advice. The income tax rules are complicated and this discussion is intended only to make you aware of the issues. Each person should consult an independent tax or legal advisor. No attempt is made to consider any estate or inheritance taxes or any applicable state, local or other tax laws. Because this discussion is based upon our understanding of the federal income tax laws as they are currently interpreted, we cannot guarantee the income tax status of any contract either currently or in the future. No representation is made regarding the likelihood of continuation of the federal income tax laws or the current interpretations by the Internal Revenue Service (the "IRS"). From time to time, there are regulatory or legislation proposals or changes that do or could impact the taxation of annuity contracts and IRAs; if enacted, these changes could be retroactive. At this time, we do not have any specific information about any pending proposals that could affect this contract. We reserve the right to make changes to the contract to assure that it continues to qualify as an annuity for federal income tax purposes. For a discussion of federal income taxes as they relate to the funds, please see the fund prospectuses.

  Note on Terminology: The Internal Revenue Code uses the term "policyholder", in describing the owner of an Annuity. This section will follow the Internal Revenue Code terminology in describing specific provisions of the Code.

Income Tax Status
  We are taxed as a life insurance company under the Internal Revenue Code of 1986 (the "Code"), as amended. For federal income tax purposes, neither the Separate Account nor the Guaranteed Interest Account is a separate entity from Phoenix Life Insurance Company, PHL Variable Insurance Company or Phoenix Life and Annuity Company and neither account will be taxed separately as under the "regulated investment company" provisions (Subchapter M) of the Code.

  Investment income and realized capital gains on the assets of the Separate Account are reinvested and taken into account in determining the value of the Separate Account and each Contract. Investment income of the Separate Account, including realized net capital gains, is not taxed to us. Due to our income tax status under current provisions of the Code, no charge currently will be made to the Separate Account for our federal income taxes which may be attributable to the Separate Account. We reserve the right to make a deduction for taxes should they be imposed on us with respect to such items in the future, if changes are made affecting the income tax treatment to our variable life insurance contracts, or if changes occur in our income tax status. If imposed, such charge would be equal to the federal income taxes attributable to the investment results of the Separate Account.

Taxation of Annuities in General--Nonqualified Plans
  Code section 72 governs taxation of annuities. In general, a policyholder (Contract owner) is not taxed on increases in value of the units held under a contract until a distribution is made. However, in certain cases, the increase in value may be subject to tax currently. See "Contracts Owned by Non-Natural Persons," "Owner Control" and "Diversification Standards" below.

  The policyholder may elect one of the available death benefit guarantees under the contract. One or more of the options available may, in some cases, exceed the greater of the sum of premium payments or the Contract Value. The IRS may take the position with respect to these death benefit guarantees that they are not part of the annuity contract. In such a case, the charges against the cash value of the annuity contract or charges withheld from a rollover for the benefits would be considered distributions subject to tax, including penalty taxes, and charges withheld from purchase payments for the contract would not be deductible. If the IRS were to take this position, we would take all reasonable steps to avoid this result, which would include the right to amend the contract, with appropriate notice to you. You should consult with your tax advisor before electing a death benefit guarantee under this contract or any amendments, benefits or endorsements to the contract.

Surrenders or Withdrawals Prior to the Contract Maturity Date
  Code section 72 provides that a withdrawal or surrender of the contract prior to the contract Maturity Date will be treated as taxable income to the extent the amounts held under the contract exceeds the "investment in the contract." The "investment in the contract" is that portion, if any, of contract purchase payments (premiums) that have not been excluded from the policyholder's gross income ("after-tax monies"). The taxable portion is taxed as ordinary income in an amount equal to the value of the amount received in excess of the "investment in the contract" on account of a withdrawal or surrender of a contract. For purposes of this rule, a pledge, loan or assignment of a contract is treated as a payment received on account of a withdrawal from a contract.

Surrenders or Withdrawals On or After the Contract Maturity Date
  Upon receipt of a lump sum payment under the contract, the policyholder is taxed on the portion of the payment that exceeds the investment in the contract. Ordinarily, such taxable portion is taxed as ordinary income.

  For amounts received as an annuity, which are amounts payable at regular intervals over a period of more than one full year from the date on which they are deemed to begin, the taxable portion of each payment is determined by using a formula known as the "exclusion ratio," which establishes the ratio that the investment in the contract bears to the total expected amount of annuity payments for the term of the contract. That ratio is then applied to each payment to determine the non-taxable portion of the payment. The remaining portion of each payment is taxed as ordinary income. For variable annuity payments, the taxable portion is determined by a formula that establishes a specific dollar amount of each payment that is not taxed. The dollar amount is determined by dividing the investment in the contract by the total number of expected periodic payments. The remaining portion of each payment is taxed as ordinary income.

  Once the excludable portion of annuity payments equals the investment in the contract, the balance of the annuity payments will be fully taxable. For certain types of qualified plans, there may be no investment in the contract resulting in the full amount of the payments being taxable. For annuities issued in connection with qualified employer retirement plans, a simplified method of determining the exclusion ratio applies. This simplified method does not apply to IRAs.

  Withholding of federal income taxes on all distributions may be required unless the policyholder properly elects not to have any amounts withheld and notifies our Operations Division of that election on the required forms and under the required certifications. Certain policyholders cannot make this election.

Penalty Tax on Certain Surrenders and Withdrawals-- Nonqualified Contracts (Contracts not issued in connection with qualified plans or IRAs)
  Amounts surrendered, withdrawn or distributed before the policyholder/taxpayer reaches age 59 1/2 are subject to a penalty tax equal to ten percent (10%) of the portion of such amount that is includable in gross income. However, the penalty tax will not apply to withdrawals: (i) made on or after the death of the policyholder (or where the holder is not an individual, the death of the "primary Annuitant," defined as the individual the events in whose life are of primary importance in affecting the timing and amount of the payout under the contract); (ii) attributable to the taxpayer's becoming totally disabled within the meaning of Code section 72(m)(7); (iii) which are part of a Series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the taxpayer, or the joint lives (or joint life expectancies) of the taxpayer and his or her beneficiary; (iv) from certain qualified plans (such distributions may, however, be subject to a similar penalty under Code section 72(t) relating to distributions from qualified retirement plans and to a special penalty of 25% applicable specifically to SIMPLE IRAs or other special penalties applicable to Roth IRAs); (v) allocable to investment in the contract before August 14, 1982;
(vi) under a qualified funding asset (as defined in Code section 130(d));
(vii) under an immediate annuity contract (as defined in Code section 72(u)(4)); or (viii) that are purchased by an employer on termination of certain types of qualified plans and which are held by the employer until the employee separates from service. Please note that future legislation or regulations may modify the conditions under which distributions may be received without tax penalty.


  Separate tax withdrawal penalties apply to qualified plans and IRAs. See "Tax on Certain Surrenders and Withdrawals from Qualified Plans and IRAs."

Additional Considerations
Distribution-at-Death Rules
  For a contract issued other than in connection with a qualified plan or an IRA, in order to be treated as an annuity contract for federal income tax purposes, a contract must provide the following two distribution rules: (a) if the policyholder dies on or after the contract Maturity Date, and before the entire interest in the contract has been distributed, the remainder of the policyholder's interest will be distributed at least as rapidly as the method in effect on the policyholder's death; and (b) if a policyholder dies before the contract Maturity Date, the policyholder's entire interest generally must be distributed within five (5) years after the date of death, or if payable to a designated beneficiary, may be annuitized over the life or life expectancy of that beneficiary and payments must begin within one (1) year after the policyholder's date of death. If the beneficiary is the spouse of the holder, the contract may be continued in the name of the spouse as holder. Similar distribution requirements apply to annuity contracts under qualified plans and IRAs.

  If the primary Annuitant, which is not the policyholder, dies before the Maturity Date, the owner will become the Annuitant unless the owner appoints another Annuitant. If the policyholder is not an individual, the death of the primary Annuitant is treated as the death of the holder. When the holder is not an individual, a change in the primary Annuitant is treated as the death of the holder.

  If the policyholder dies on or after the Maturity Date, the remaining payments, if any, under an Annuity Payment Option must be made at least as rapidly as under the method of distribution in effect at the time of death.

  Any death benefits paid under the contract are taxable to the beneficiary at ordinary rates to the extent amounts exceed investment in the contract. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes and state income taxes may also apply.

Transfer of Annuity Contracts
  Transfers of contracts for less than full and adequate consideration at the time of such transfer will trigger taxable income on the gain in the contract, with the transferee getting a step-up in basis for the amount included in the policyholder's income. This provision does not apply to transfers between spouses or transfers incident to a divorce.

Contracts Owned by Non-Natural Persons
  If a non-natural person (for example, a corporation) holds the contract, the income on that contract (generally the increase in the net surrender value less the premium payments paid) is includable in income each year. The rule does not apply where the non-natural person is an agent for a natural person, such as a trust in which the beneficial owner is a natural person. The rule also does not apply where the annuity contract is acquired by the estate of a decedent, where the contract is held under a qualified plan, a TSA program or an IRA, where the contract is a qualified funding asset for structured settlements, or where the contract is purchased on behalf of an employee upon termination of a qualified plan.

Section 1035 Exchanges
  Code section 1035 provides, in general, that no gain or loss shall be recognized on the exchange of one annuity contract for another. A replacement contract obtained in a tax-free exchange of contracts generally succeeds to the status of the surrendered contract. For non-qualified contracts, the contract proceeds must be transferred directly from one insurer to another insurer; they cannot be sent to the policyholder by the original insurer and then transmitted from the policyholder to the new insurer. For IRA and qualified plan contracts, the proceeds can be transmitted through the policyholder if specific conditions are met. Exchanges are permitted of the entire contract or a portion of the contract. Policyholders contemplating exchanges under Code section 1035 should consult their tax and/or legal advisors.

Multiple Contracts
  Code section 72(e)(12)(A)(ii) provides that for purposes of determining the amount of any distribution under Code section 72(e) (amounts not received as annuities) that is includable in gross income, all annuity contracts issued by the same insurer (or affiliate) to the same policyholder during any calendar year are to be aggregated and treated as one contract. Thus, any amount received under any such contract prior to the contract Maturity Date, such as a withdrawal, dividend or loan, will be taxable (and possibly subject to the 10% penalty tax) to the extent of the combined income in all such contracts.

Diversification Standards
Diversification Regulations
  Code section 817(h) requires that all contracts be adequately diversified. Treasury regulations define the requirements and generally permit these requirements to be satisfied using separate accounts with separate funds or series of a fund, each of which meets the requirements. The regulations generally require that, on the last day of each calendar quarter the assets of the separate accounts or series be invested in no more than:

.. 55% in any 1 investment

.. 70% in any 2 investments

.. 80% in any 3 investments

.. 90% in any 4 investments

  A "look-through" rule applies to treat a pro rata portion of each asset of a Series as an asset of the Separate Account, and each Series of the funds are tested for compliance with the percentage limitations. For purposes of these diversification rules, all securities of the same issuer are treated as a single investment, but each United States government agency or instrumentality is treated as a separate issuer.

  We represent that we intend to comply with the Diversification Regulations to assure that the contracts continue to be treated as annuity contracts for federal income tax purposes.

Owner Control
  The Treasury Department has indicated that the Diversification Regulations do not provide exclusive guidance regarding the circumstances under which policyholder control of the investments of the Separate Account will cause the policyholder to be treated as the owner of the assets of the Separate Account. It is also critical that the insurance company and not the policyholder have control of the assets held in the separate accounts. A policyholder can allocate Account Values from one fund of the separate account to another but cannot direct the investments each fund makes. If a policyholder has too much "investor control" of the assets supporting the separate account funds, then the policyholder may be taxed on the gain in the contract as it is earned.

  In 2003, formal guidance (Revenue Ruling 2003-91) was issued that indicated that if the number of underlying mutual funds available in a variable insurance contract does not exceed 20, the number of underlying mutual funds alone would not cause the contract to not qualify for the desired tax treatment. This guidance also states that exceeding 20 investment options may be considered a factor, along with other factors, including the number of transfer opportunities available under the contract, when determining whether the contract qualifies for the desired tax treatment. The Revenue Ruling did not indicate any specific number of underlying mutual funds that would cause the contract to not provide the desired tax treatment but stated that whether the owner of a variable contract is to be treated as the owner of the assets held by the insurance company under the contract will depend on all of the facts and circumstances.

  The Revenue Ruling considered certain variable annuity and variable life insurance contracts and held that the types of actual and potential control that the policyholder could exercise over the investment assets held by the insurance company under the variable contracts was not sufficient to cause the policyholder to be treated as the owner of those assets and thus to be subject to current income tax on the income and gains produced by those assets. Under this contract, like the contracts described in the Revenue Ruling, there is no arrangement, plan, contract, or agreement between the policyholder and us regarding the availability of a particular investment option and, other than the policyholder's right to allocate premium payments and transfer funds among the available investment options, all investment decisions concerning the investment options will be made by us or an advisor in its sole and absolute discretion.

  At this time, it cannot be determined whether additional guidance will be provided on this issue and what standards may be contained in such guidance. Should there been additional rules or regulations on this issue, including limitations on the number of underlying mutual funds, transfers between or among underlying mutual funds, exchanges of underlying mutual funds or changes in investment objectives of underlying mutual funds such that the contract would no longer qualify for tax deferred treatment, we reserve the right to modify the contract to the extent required to maintain favorable tax treatment.

Diversification Regulations and Qualified Plans
  Code section 817(h) applies to a variable annuity contract other than a pension plan contract. All of the qualified plans, including IRAs, are defined as pension plan contracts for these purposes. Notwithstanding the exception of qualified plan contracts from application of the diversification rules, all available investments will be structured to comply with the diversification regulations and investor control limitations because the investments serve as the investment vehicle for nonqualified contracts as well as qualified plan and IRA contracts.

Taxation of Annuities in General--Qualified Plans and IRAs
  The contracts may be used with several types of IRAs and qualified plans including: Section 403(b) contracts (also referred to as Tax-Sheltered Annuities (TSAs) or Tax-Deferred Annuities (TDAs)), Roth 403(b) contracts, Traditional IRAs, SEP IRAs, SIMPLE IRAs, SARSEP IRAs, Roth IRAs, Corporate Pension and Profit-sharing Plans and State Deferred Compensation Plans. For purposes of this discussion, all will be treated as qualified plans. The specific tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. No attempt is made here to provide more than general information about the use of the contracts with the various types of qualified plans. We reserve the right at any time to discontinue the availability of this contract for use with some or all of these qualified plans. Participants under such qualified plans as well as policyholders, annuitants and beneficiaries, are reminded that the rights of any person to any benefits under such qualified plans may be subject to the terms and conditions of the plans themselves or limited by applicable law, regardless of the terms and conditions of the contract issued in connection therewith. Federal or state requirements, including ERISA, may impact the person entitled to death benefits under the contract. Consequently, a policyholder's named beneficiary designation or elected annuity payment option may not be enforceable.

  The owner of the contract may elect one of the available death benefit guarantees under the contract. We are of the opinion that the death benefit guarantees available under the contract are part of the annuity contract. One or more of the death benefit guarantees available may exceed the greater of the sum of premium payments or the Contract Value. The contract and its amendments, benefits or endorsements (together referred to herein as the "contract") have not been reviewed by the IRS for qualification as an IRA or any other qualified plan. Moreover, the IRS has not issued formal guidance concerning whether any particular death benefit option such as those available under the contract complies with the qualification requirements for an IRA or any other qualified plan.

  There is a risk that the IRS would take the position that one or more of the death benefit guarantees are not part of the annuity contract. In such a case, charges against the cash value of the annuity contract or charges withheld from a rollover for the benefits would be considered distributions subject to tax, including penalty taxes. While we regard the death benefit guarantees available under the contract as a permissible benefit under an IRA, the IRS may take a contrary position regarding tax qualification resulting in deemed distributions. If the IRS were to take this position, we would take all reasonable steps to avoid this result, which would include the right to amend the contract, with appropriate notice to you. You should consult with your tax advisor before electing a death benefit option under this contract for an IRA or other qualified plan.

  Certain death benefit guarantees may be purchased under the contract. IRAs and other qualified contracts generally may not invest in life insurance contracts. There is a risk that IRS may consider these death benefit guarantees "incidental death benefits." There is a limit on the amount of the incidental death benefits allowable for qualified contracts. If the death benefit(s) selected are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the IRA or qualified contract. Furthermore, the Code provides that the assets of an IRA may not be invested in life insurance, but may provide, in the case of death during the accumulation phase, for a death benefit payment equal to the greater of sum of premium payments (less withdrawals) or Contract Value. This contract offers death benefits, which may exceed the greater of sum of premium payments (less withdrawals) or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA or other qualified contract. That determination could result in the immediate taxation of amounts held in the contract and the imposition of penalty taxes. You should consult your tax advisor regarding these features and benefits prior to purchasing a contract.

  Distributions from qualified plans eligible to be rolled over to new contracts but which are paid to the policyholder directly generally will be subject to 20 percent income tax withholding. Mandatory withholding can be avoided if the policyholder arranges for a direct rollover to another qualified pension or profit-sharing plan or to an IRA.

  The mandatory withholding rules apply to all taxable distributions from qualified plans except (a) distributions required under the Code,
(b) substantially equal distributions made over the life (or life expectancy) of the employee, or for a term certain of 10 years or more and (c) the portion of distributions not includable in gross income (i.e., return of after-tax contributions). The mandatory withholding rules do not apply to IRAs, however, a distribution from an IRA is taxable unless the IRA funds are reinvested in another IRA within a statutory time of 60 days.

  The contracts sold by us in connection with certain qualified plans will utilize annuity tables that do not differentiate on the basis of sex. Such annuity tables also will be available for use in connection with certain nonqualified deferred compensation plans.

  There are numerous income tax rules governing qualified plans, including rules with respect to: coverage, participation, maximum contributions, required distributions, penalty taxes on early or insufficient distributions and income tax withholding on distributions. The following are general descriptions of the various types of qualified plans and of the use of the contracts in connection therewith.

Tax Sheltered Annuities ("TSAs"), Tax Deferred Annuities ("TDAs"),
Section 403(b)
  Code section 403(b) permits public school systems and certain types of charitable, educational and scientific organizations, generally specified in Code section 501(c)(3), to purchase annuity contracts on behalf of their employees and, subject to certain limitations, allows employees of those organizations to exclude the amount of payments from gross income for federal income tax purposes. These annuity contracts are commonly referred to as TSAs, TDAs, or 403(b)s.

  Code section 403(b)(11) imposes certain restrictions on a policyholder's ability to make withdrawals from, or surrenders of, Code section 403(b) Contracts. Specifically, Code section 403(b)(11) allows a surrender or withdrawal only (a) when the employee attains age 59 1/2, separates from service, dies or becomes disabled (as defined in the Code), or (b) in the case of hardship. In the case of hardship, the distribution amount cannot include any income earned under the contract. Code section 403(b)(11), applies only with respect to distributions from Code section 403(b) Contracts which are attributable to assets other than assets held as of the close of the last year beginning before January 1, 1989. Thus, the distribution restrictions do not apply to assets held as of December 31, 1988.

  In addition, in order for certain types of contributions under a Code section 403(b) Contract to be excluded from taxable income, the employer must comply with certain nondiscrimination requirements. The responsibility for compliance is with the employer and not with the issuer of the underlying annuity contract. If certain contractual requirements are met, loans may be made available under Internal Revenue Code section 403(b) tax-sheltered annuity programs. A loan from a participant's Contract Value may be requested only if we make loans available with the contract and if the employer permits loans under their tax-sheltered annuity program. There are specific limits in the Code on the amount of the loan and the term of the loan. It is not the responsibility of the contract issuer such as PHL Variable to monitor compliance with these requirements. If a loan is desired, the policyholder must follow the requirement set forth by the employer and we must receive consent by the employer to process the loan.

  If we are directed by the participant, the loan may be taken from specific investment options. Otherwise, the loan is taken proportionately from all investment options. The loan must be at least $1,000 and the maximum loan amount is the greater of: (a) 90% of the first $10,000 of Contract Value minus any withdrawal charge; and (b) 50% of the Contract Value minus any withdrawal charge. The maximum loan amount is $50,000. If loans are outstanding from any other tax-qualified plan, then the maximum loan amount of the contract may be reduced from the amount stated above in order to comply with the maximum loan amount requirements under section 72(p) of the Code. Amounts borrowed from a Market Value Adjustment ("MVA") account are subject to the same market value adjustment as applies to transfers from the MVA.

  Interest will be charged on the loan, in the amount set forth in the contract. This interest is payable to us.

  Loan repayments will first pay any accrued loan interest. The balance will be applied to reduce the outstanding loan balance and will also reduce the amount of the Loan Security Account by the same amount that the outstanding loan balance is reduced. The Loan Security Account is part of the general account and is the sole security for the loan. It is increased with all loan amounts taken and reduced by all repayments of loan principal. The balance of loan repayments, after payment of accrued loan interest, will be credited to the investment options of the Separate Account or the GIA in accordance with the participant's most recent premium payments allocation on file with us, except that no amount will be transferred to the MVA.

  Under Code section 72(p), if a loan payment is not paid within 90 days after the payment was due, then the entire loan balance plus accrued interest will be in default. In the case of default, the outstanding loan balance plus accrued interest will be deemed a distribution for income tax purposes, and will be reported as such pursuant to Internal Revenue Code requirements. At the time of such deemed distribution, interest will continue to accrue until such time as an actual distribution occurs under the contract.

  As of January 1, 2009, there are new regulations impacting section 403(b) plans, including the requirement that the employer have a written Plan and that the Plan indicate the identity of the providers permitted under the Plan. We are not administrators of section 403(b) Plans; we are providers of annuity contracts authorized under specific Plans. We will exchange required information with the employer and/or authorized plan administrator, upon request.

Keogh Plans
  The Self-Employed Individual Tax Retirement Act of 1962, as amended permitted self-employed individuals to establish "Keoghs" or qualified plans for themselves and their employees. The tax consequences to participants under such a plan depend upon the terms of the plan. In addition, such plans are limited by law with respect to the maximum permissible contributions, distribution dates, nonforfeitability of interests, and tax rates applicable to distributions. In order to establish such a plan, a plan document must be adopted and implemented by the employer, as well as approved by the IRS.

Individual Retirement Annuities
  Various sections of the Code permit eligible individuals to contribute to individual retirement programs known as "Traditional IRAs", "Roth IRAs", "SEP IRA", "SARSEP IRA", "SIMPLE IRA", and "Deemed IRAs". Each of these different types of IRAs is subject to limitations on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. In addition, distributions from certain other types of qualified plans may be placed on a tax-deferred basis into an IRA. Participant loans are not allowed under IRA contracts. Details about each of these different types of IRAs are included in the respective contract endorsements.

Corporate Pension and Profit-Sharing Plans
  Code section 401(a) permits corporate employers to establish various types of retirement plans for employees.

  These retirement plans may permit the purchase of the contracts to provide benefits under the Plan. Contributions to the Plan for the benefit of employees will not be includable in the gross income of the employee until distributed from the Plan. The tax consequences to participants may vary depending upon the particular Plan design. However, the Code places limitations and restrictions on all Plans, including on such items as: amount of allowable contributions; form, manner and timing of distributions; transferability of benefits; vesting and nonforfeitability of interests; nondiscrimination in eligibility and participation; and the tax treatment of distributions, withdrawals and surrenders. Purchasers of contracts for use with Corporate Pension or Profit-sharing Plans should obtain independent tax advice as to the tax treatment and suitability of such an investment.

Deferred Compensation Plans With Respect to Service for State and Local Governments and Tax Exempt Organizations
  Code section 457 provides for certain deferred compensation plans with respect to service for state and local governments and certain other entities. The contracts may be used in connection with these plans; however, under these plans if issued to tax exempt organizations, the policyholder is the plan sponsor, and the individual participants in the plans are the Annuitants. Under such contracts, the rights of individual plan participants are governed solely by their agreements with the plan sponsor and not by the terms of the contracts.

Tax on Surrenders and Withdrawals from Qualified Plans and IRAs
  In the case of a withdrawal under a qualified plan or IRA, a ratable portion of the amount received is taxable, generally based on the ratio of the individual's after-tax cost basis to the individual's total accrued benefit under the retirement plan. Special tax rules may be available for certain distributions from a qualified plan. For many qualified plans, the individual will have no after-tax contributions and the entire amount received will be taxable. For Roth IRAs, if certain conditions are met regarding holding periods and age of the policyholder, withdrawals are received without tax.

  Code section 72(t) imposes a 10% penalty tax on the taxable portion of any distribution from qualified retirement plans, including contracts issued and qualified under Code Sections 401, Section 403(b) Contracts, (and Individual Retirement Annuities other than Roth IRAs). The penalty is increased to 25% instead of 10% for SIMPLE IRAs if distribution occurs within the first two years of the participation in the SIMPLE IRA. These penalty taxes are in addition to any income tax due on the distribution.

  To the extent amounts are not includable in gross income because they have been properly rolled over to an IRA or to another eligible qualified plan; no tax penalty will be imposed. As of January, 2009, the tax penalty will not apply to the following distributions: (a) if distribution is made on or after the date on which the policyholder or Annuitant (as applicable) reaches age
59 1/2; (b) distributions following the death or disability of the policyholder or Annuitant (as applicable) (for this purpose disability is as defined in section 72(m)(7) of the Code); (c) after separation from service, distributions that are part of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the policyholder or Annuitant (as applicable) or the joint lives (or joint life expectancies) of such policyholder or Annuitant (as applicable) and his or her designated beneficiary; (d) distributions to a policyholder or Annuitant (as applicable) who has separated from service after he has attained age 55; (e) distributions made to the policyholder or Annuitant (as applicable) to the extent such distributions do not exceed the amount allowable as a deduction under Code section 213 to the policyholder or Annuitant (as applicable) for amounts paid during the taxable year for medical care; (f) distributions made to an alternate payee pursuant to a qualified domestic relations order;
(g) distributions from an IRA for the purchase of medical insurance (as described in section 213(d)(1)(D) of the Code) for the policyholder and spouse and dependents if the certain conditions are met; (h) distributions from IRAs for first-time home purchase expenses (maximum $10,000) or certain qualified educational expenses of the policyholder, spouse, children or grandchildren; and (i) distributions from retirement plans to individuals called to active military. The exceptions stated in items (d) and (f) above do not apply in the case of an IRA. The exception stated in item (c) applies to an IRA without the requirement that there be a separation from service. Please note that future legislation or regulations may modify the conditions under which distributions may be received from a qualified plan or IRA without tax penalty.

  Generally, distributions from a qualified plan or IRA must commence no later than April 1 of the calendar year following the later of: (a) the year in which the employee attains age 70 1/2 or (b) the calendar year in which the employee retires. The date set forth in (b) does not apply to a Traditional or SIMPLE IRA and the required distribution rules do not apply to Roth IRAs. This commencement date is referred to as the "required beginning date." Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.

  The amount that must be distributed is based on Code rules relating to "Required Minimum Distributions." This RMD takes into consideration the individual's age, marital status, and account balance, as well as the actuarial value of additional benefits under the contract. The individual will have options regarding computation of the RMD amount; these options are selected at the time that the payments begin.

  An individual is required to take distributions from all of his or her retirement accounts; however, if the individual has two or more accounts, the total amount of RMDs can be taken from one of the multiple accounts. For example, if the individual has a traditional IRA and a section 403(b) contract, the individual will have an RMD amount relating to each of these retirement vehicles. The individual can take the total of two RMDs from either or both of the two contracts.

  We are required to file an information return to the IRS, with a copy to the participant, of the total account value of each account. This information return will also indicate if RMDs are required to be taken.

  In addition to RMDs during the life of the individual, there are also required after-death distributions. These after-death RMDs apply to all qualified plans and IRAs, including Roth IRAs. The beneficiary of the contract may take payments earlier than provided under these after-death RMD rules, such as immediately after death, but cannot delay receipt of payments after the dates specified under these rules.

  Under the after-death RMD rules, if the original policyholder died prior to the required beginning date, and designated a contract beneficiary, then the full account value must be distributed either by the end of the fifth calendar year after the year of the owner's death or over a period of no longer than the life expectancy of the oldest individual beneficiary. If the payments are to be over the life expectancy, the first payment must be received by December 31/st/ of the year following the year of death. If the owner did not name a contract beneficiary or if the beneficiary was a non-natural person (such as an entity or the owner's estate), then the life expectancy payouts are not permitted and only the five-year rule is permitted.

  If the policyholder died after the required beginning date and designed a contract beneficiary, then the maximum payout period is the longer of the life expectancy of the named beneficiary or the remaining life expectancy of the original policyholder. If there was no named contract beneficiary or if the beneficiary was a non-natural person (such as an entity or the owner's estate), then the only payment permitted is based on the remaining life expectancy of the original policyholder.

  In all cases, if the beneficiary is the surviving spouse, there are special spousal continuation rules under which the spouse can treat the contract as his or her own and delay receiving payments until the spouse attains his or her own required beginning date.

  For 2009 only, the obligation to take an RMD from a contract was suspended. Thus, no RMD is required in connection with 2009. There are no modifications to the RMD obligations for any other year, although legislation may be enacted which would impact RMDs for years other than 2009.

Withholding and Information Reporting
  We are required to file information returns with the IRS and state taxation authorities in the event that there is a distribution from your contract that may have tax consequences and in certain other circumstances. In order to comply with our requirements, from time to time, we request that the policyholder provide certain information, including social security number or tax identification number and current address.

  In addition to information reporting, we are also required to withhold federal income taxes on the taxable portion of any amounts received under the contract unless you elect to not have any withholding or in certain other circumstances. You are not permitted to elect out of withholding if you do not provide a social security number or other taxpayer identification number. Special withholding rules apply to payments made to nonresident aliens.

  You are liable for payment of federal income taxes on the taxable portion of any amounts received under the policy. You may be subject to penalties if your withholding or estimated tax payments are insufficient. Certain states also require withholding of state income taxes on the taxable portion of amounts received. State laws differ regarding the procedure by which these amounts are computed and the extent to which a policyholder can elect out of withholding.

  In 2004, the Department of Treasury ruled that income received by residents of Puerto Rico under a life insurance policy issued by a United States company is U.S.-source income that is subject to United States Federal income tax. See Rev. Rul. 2004-74, 2004-31 I.R.B. 109. This ruling is also understood to apply to other nonresident alien policyholders. Although the ruling was directed at a life insurance policy, it may also apply to an annuity contract.

Spousal Definition
  Federal law requires that under the Internal Revenue Code, the special provisions relating to a "spouse" relate only to persons considered as spouses under the Defense of Marriage Act (DOMA), Pub. L. 104-199. Under this Act, a spouse must be a man or a woman legally joined. Individuals married under State or foreign laws that permit a marriage between two men or two women are not spouses for purposes of the Internal Revenue Code. Individuals participating in a civil union or other like status are not spouses for purposes of the Internal Revenue Code.

Seek Tax Advice
  The above description of federal income tax consequences of the different types of qualified plans which may be funded by the contracts offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. The rules governing the provisions of qualified plans and IRAs are extremely complex and often difficult to comprehend. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. A prospective Policyholder considering adoption of a qualified plan and purchase of a contract in connection therewith should first consult a qualified tax advisor, with regard to the suitability of the contract as an investment vehicle for the qualified plan or IRA.

Description of PHL Variable
--------------------------------------------------------------------------------

Overview
  Our executive and administrative office is located at One American Row, Hartford, Connecticut, 06103-5056.

  PHL Variable is a stock life insurance company. It was incorporated in Connecticut on July 15, 1981 and is a wholly owned subsidiary of Phoenix Life Insurance Company ("Phoenix") through its holding company, PM Holdings, Inc. Phoenix is a life insurance company, which is wholly owned by The Phoenix Companies, Inc. ("PNX"), which is a manufacturer of insurance, annuity and investment products and services. PNX was organized in Connecticut in 1851. In 1992, in connection with its merger with Home Life Insurance Company, Phoenix redomiciled to New York.

  On June 25, 2001, the effective date of its demutualization, Phoenix converted from a mutual life insurance company to a stock life insurance company and became a wholly owned subsidiary of PNX. In addition, on June 25, 2001, PNX completed its initial public offering (IPO).

  The following chart illustrates our corporate structure as of December 31, 2008.

                                  [FLOW CHART]

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Management's Discussion and Analysis of Financial Condition and Results of
Operations
--------------------------------------------------------------------------------

We provide life insurance and annuity products through a wide variety of third-party financial professionals and intermediaries, supported by wholesalers and financial planning specialists employed by us. These products and services reflect a particular focus on the high-net-worth and affluent market. Our life and annuity business encompasses a broad range of product offerings. The principal focus of our life insurance business is on permanent life insurance (universal and variable universal life) insuring one or more lives, but we also offer a portfolio of term life insurance products. Our annuity products include deferred and immediate variable annuities with a variety of death benefit and guaranteed living benefit options.

Our profitability is driven by interaction of the following elements:

  . Mortality margins in our variable universal and universal life product lines. We earn cost of insurance (COI) fees based on the difference between face amounts and the account values (referred to as the net amount at risk or NAR). We pay policyholder benefits and set up reserves for future benefit payments on these products. We define mortality margins as the difference between these fees and benefit costs. Mortality margins are affected by:

      .  number and face amount of policies sold;

      . actual death claims net of reinsurance relative to our assumptions, a reflection of our underwriting and actuarial pricing discipline, the cost of reinsurance and the natural volatility inherent in this kind of risk; and

      . the policy funding levels or actual account values relative to our assumptions, a reflection of policyholder behavior and investment returns.

  . Fees on our life and annuity products. Fees consist primarily of asset-based fees (including mortality and expense charges) and premium-based fees which we charge on our variable life and variable annuity products, and depend on the premiums collected and account values of those products. Asset-based fees are calculated as a percentage of assets under management within our separate accounts. Fees also include surrender charges. Non-asset-based fees are charged to cover premium taxes and or renewal commissions.

  . Interest margins. Net investment income (NII) earned on universal life and other policyholder funds managed as part of our general account, less the interest credited to policyholders on those funds.

  . Non-deferred expenses including expenses related to selling and servicing the various products offered by the Company, dividends to policyholders and other general business expenses.

  . Deferred policy acquisition cost amortization, which is based on the amount of expenses deferred, actual results in each quarter and management's assumptions about the future performance of the business. The amount of future profit or margin is dependent principally on investment returns in our separate accounts, investment income in excess of the amounts credited to policyholders, surrender and lapse rates, death claims and other benefit payments, premium persistency, funding patterns and expenses. These factors enter into management's estimates of gross profits or margins, which generally are used to amortize deferred policy acquisition costs. Actual equity market movements, net investment income in excess of amounts credited to policyholders, claims payments and other key factors can vary significantly from our assumptions, resulting in a misestimate of gross profits or margins, and a change in amortization, with a resulting impact to income. In addition, we regularly review and reset our assumptions in light of actual experience, which can result in material changes in amortization.

  .  Net realized investment gains or losses on our general account investments.

  Certain of our products include guaranteed benefits. These include guaranteed minimum death benefits, guaranteed minimum accumulation benefits, guaranteed minimum withdrawal benefits and guaranteed minimum income benefits. Periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates would result in an increase in the valuation of the future policy benefit or policyholder account balance liabilities associated with such products, resulting in a reduction to earnings.

  Under accounting principles generally accepted in the United States of America (GAAP), premiums and deposits for variable life, universal life and annuity products are not recorded as revenues. For certain investment options of variable products, deposits are reflected on our balance sheet as an increase in separate account liabilities. Premiums and deposits for universal life, fixed annuities and certain investment options of variable annuities are reflected on our balance sheet as an increase in policyholder deposit funds. Premiums and deposits for other products are reflected on our balance sheet as an increase in policy liabilities and accruals.

Recent Economic Market Conditions and Industry Trends
  Over the past year, the U.S. economy has experienced unprecedented credit and liquidity issues and entered into recession. Following several years of rapid credit expansion, a sharp contraction in mortgage lending coupled with dramatic declines in home prices, rising mortgage defaults and increasing home foreclosures, resulted in significant write-downs of asset values by financial institutions, including government-sponsored entities and major commercial and investment banks. These write-downs, initially of mortgage-backed securities but spreading to most sectors of the credit markets, and to credit default swaps and other derivative securities, have caused many financial institutions to seek additional capital, to merge with larger and stronger institutions, to be subsidized by the U.S. government and, in some cases, to fail. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. These factors, combined with declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and fears of a prolonged recession.

  These extraordinary economic and market conditions have materially and adversely affected us. It is difficult to predict how long the current economic and market conditions will continue, whether the financial markets will continue to deteriorate and which aspects of our products and/or business will be adversely affected. However, the lack of credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity are likely to continue to materially and adversely affect our business, financial condition and results of operations.

  In response to, and in some cases in addition to, recent economic and market conditions, we continue to be influenced by a variety of trends that affect the life insurance industry:

  . Statutory capital and surplus and risk-based capital ("RBC") ratios. Regulated life insurance entities are subject to risk-based capital requirements which are a function of these entities' statutory capital and surplus and risk-based capital requirements. The impact of economic and market environment has both reduced statutory capital and increased risk-based capital requirements in a variety of ways. For instance, realized losses reduce available capital and surplus, equity market declines increase the amount of statutory reserves that insurers are required to hold for variable annuity guarantees while increasing risk-based capital requirements and credit downgrades of securities increase risk-based capital requirements. We have recently taken capital management actions to improve our capitalization and RBC ratio including, but not limited to, the sale of certain securities in our portfolio and entry into reinsurance arrangements. We may take similar actions in the future.

  . Debt and Financial Strength Ratings. Recent adverse economic and market conditions have increased the number of debt and financial strength ratings for insurance companies being lowered or placed on negative outlooks. We have recently been downgraded and some of our ratings have negative outlooks. Please see "Management's Narrative Analysis of the Results of Operations--Liquidity and Capital Resources." Further downgrades and outlook changes related to us or the life insurance industry may occur at any time and without notice by any rating agency. Downgrades or outlook changes could increase policy surrenders and withdrawals, adversely affect relationships with distributors, reduce new sales, reduce our ability to borrow and increase our future borrowing costs.

  . Regulatory Changes. We are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. This is particularly the case given recent adverse economic and market developments. In light of recent events involving certain financial institutions and the current financial crisis, it is possible that the U.S. government will heighten its oversight of the financial services industry, including possibly through a federal system of insurance regulation. In addition, it is possible that these authorities may adopt enhanced or new regulatory requirements intended to prevent future crises in the financial services industry and to assure the stability of institutions under their supervision. We cannot predict whether this or other regulatory proposals will be adopted, or what impact, if any, such regulation could have on our business, consolidated operating results, financial condition or liquidity.

  . Competitive Pressures. Recent domestic and international consolidation in the financials services industry, driven by regulatory action and other opportunistic transactions in response to adverse economic and market developments, has resulted in an environment in which larger competitors with better financial strength ratings, greater financial resources, marketing and distribution capabilities may be better positioned competitively. Larger firms may be better able to withstand further market disruption, able to offer more competitive pricing and have superior access to debt and equity capital. We may also be subject to claims by competitors that our products infringe on their patents. In addition, some of our competitors are regulated differently than we are, which may give them a competitive advantage; for example, many non-insurance company providers of financial services are not subject to the costs and complexities of insurance regulation by multiple states. If we fail to compete effectively in this environment, our profitability and financial condition could be materially and adversely affected.

Accounting Change
  Effective April 1, 2008, we changed our method of accounting for the cost of certain of our long duration reinsurance contracts accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts ("SFAS 113"). In conjunction with this change, we also changed our method of accounting for the impact of reinsurance costs on deferred acquisition costs. SFAS 113 requires us to amortize the estimated cost of reinsurance over the life of the underlying reinsured contracts. Under our previous method, we recognized reinsurance recoveries as part of the net cost of reinsurance and amortized this balance over the estimated lives of the underlying reinsured contracts in proportion to estimated gross profits ("EGPs") consistent with the method used for amortizing deferred policy acquisition costs. Under the new method, reinsurance recoveries are recognized in the same period as the related reinsured claim. In conjunction with this change, we also changed our policy for determining EGPs relating to these contracts to include the effects of reinsurance, where previously these effects had not been included.

Impact of New Accounting Standards
  In January 2009, the Financial Accounting Standards Board ("FASB") issued FSP No. EITF 99-20-1, which amends the impairment guidance in EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets ("EITF 99-20-1"). The FSP revises EITF 99-20's impairment guidance to make it consistent with the requirements of SFAS No. 115 for determining whether an other-than-temporary impairment has occurred. The FSP is effective for these financial statements. Our adoption of the FSP had no material effect on our financial statements.

  In December 2008, the FASB issued FASB Staff Position No. FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities, which requires public entities to provide additional disclosures about transfers of financial assets. It also requires sponsors that have a variable interest in a variable interest entity to provide additional disclosures about their involvement with variable interest entities. The FSP is effective for these financial statements. Our adoption of the FSP had no material effect on our financial statements.

  On October 10, 2008, the FASB issued FSP No. FAS 157-3 ("FSP FAS 157-3"), which clarifies the application of SFAS No. 157, Fair Value Measurement ("SFAS 157") in an inactive market. The FSP addresses application issues such as how management's internal assumptions should be considered when measuring fair value when relevant observable data do not exist; how observable market information in a market that is not active should be considered when measuring fair value and how the use of market quotes should be considered when assessing the relevance of observable and unobservable data available to measure fair value. FSP FAS 157-3 was effective upon issuance. Our adoption of FSP FAS 157-3 had no material effect on our financial condition or results of operations.

  In September 2008, the FASB issued FSP No. FAS 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161. The FSP introduces new disclosure requirements for credit derivatives and certain guarantees. The FSP is effective for these financial statements. Our adoption of the FSP had no material effect on our financial statements.

  On February 15, 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"), which gives entities the option to measure eligible financial assets, financial liabilities and firm commitments at fair value (i.e., the fair value option), on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a firm commitment. Subsequent changes in fair value must be recorded in earnings. Additionally, SFAS 159 allows for a one-time election for existing positions upon adoption, with the transition adjustment recorded to beginning retained earnings. We adopted SFAS 159 as of January 1, 2008 with no effect on our financial statements.

  In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 provides guidance on how to measure fair value when required under existing accounting standards. The statement establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels ("Level 1, 2 and 3"). Level 1 inputs are observable inputs that reflect quoted prices for identical assets or liabilities in active markets that we have the ability to access at the measurement date. Level 2 inputs are observable inputs, other than quoted prices included in Level 1, for the asset or liability. Level 3 inputs are unobservable inputs reflecting our estimates of the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). Quantitative and qualitative disclosures will focus on the inputs used to measure fair value for both recurring and non-recurring fair value measurements and the effects of the measurements in the financial statements. We adopted SFAS 157 effective
January 1, 2008 with no material impact on our financial position and results of operations.

  We adopted the provisions of the Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), on January 1, 2007. As a result of the implementation of FIN 48, we recognized an increase in reserves for uncertain tax benefits through a cumulative effect adjustment of approximately $1,000 thousand, which was accounted for as a reduction to the January 1, 2007 balance of retained earnings. Including the cumulative effect adjustment, we had $1,840 thousand of total gross unrecognized tax benefits as of January 1, 2007. See Note 10 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 which Annual Report is incorporated herein by reference.

  In September 2006, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108). SAB 108 provides guidance for how errors should be evaluated to assess materiality from a quantitative perspective. SAB 108 permits companies to initially apply its provisions by either restating prior financial statements or recording the cumulative effect of initially applying the approach as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment to retained earnings. We adopted SAB 108 on December 31, 2006 with no effect on our financial statements.

  In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140 (SFAS 156). SFAS 156 provides guidance on recognition and disclosure of servicing assets and liabilities and was effective beginning January 1, 2007. We adopted this standard effective January 1, 2007 with no material impact on our financial position and results of operations.

Accounting Standards Not Yet Adopted
  In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of GAAP-basis financial statements. The Standard is effective 60 days following SEC approval of the Public Company Accounting Oversight Board amendments to remove the hierarchy of generally accepted accounting principles from the auditing standards. SFAS 162 is not expected to have an impact on our financial position and results of operations.

  In December 2007, the FASB issued SFAS No. 141(R), Accounting for Business Combinations (SFAS 141(R)). SFAS 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed and requires the acquirer to disclose all information needed to evaluate and understand the nature and financial effect of the combination and is effective beginning for fiscal years beginning after December 15, 2008. We will adopt this standard effective January 1, 2009 and do not expect it to have a material impact on our financial position and results of operations.

  In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (SFAS 160). SFAS 160 requires all entities to report noncontrolling interests in subsidiaries in the same way--as equity in the consolidated financial statements and requires that associated transactions be treated as equity transactions--and is effective beginning for fiscal years beginning after December 15, 2008. We will adopt this standard effective January 1, 2009 and do not expect it to have a material impact on our financial position and results of operations.

Critical Accounting Estimates
  The analysis of our results of operations is based upon our financial statements, which have been prepared in accordance with GAAP. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Critical accounting estimates are reflective of significant judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. The following are areas that we believe require significant judgments:

..   Deferred Policy Acquisition Costs ("DAC")

  We amortize DAC based on the related policy's classification. For individual term life insurance policies, DAC is amortized in proportion to estimated gross margins. For universal life, variable universal life and accumulation annuities, DAC is amortized in proportion to estimated gross profits, or EGPs. Policies may be surrendered for value or exchanged for a different one of our products (internal replacement). The DAC balance associated with the replaced or surrendered policies is amortized to reflect these surrenders.

  Each year, we develop future EGPs for the products sold during that year. The EGPs for products sold in a particular year are aggregated into cohorts. Future EGPs are projected for the estimated lives of the contracts. The amortization of DAC requires the use of various assumptions, estimates and judgments about the future. The assumptions, in the aggregate, are considered important in the projections of EGPs. The assumptions developed as part of our annual process are based on our current best estimates of future events, which are likely to be different for each year's cohort. Assumptions considered to be significant in the development of EGPs include separate account fund performance, surrender and lapse rates, interest margin, mortality, premium persistency and expenses and reinsurance costs and recoveries. These assumptions are reviewed on a regular basis and are based on our past experience, industry studies, regulatory requirements and estimates about the future.

  To determine the reasonableness of the prior assumptions used and their impact on previously projected account values and the related EGPs, we evaluate, on a quarterly basis, our previously projected EGPs. Our process to assess the reasonableness of our EGPs involves the use of internally developed models, together with studies and actual experience. Incorporated in each scenario are our current best estimate assumptions with respect to separate account returns, surrender and lapse rates, interest margin, mortality, premium persistency, funding patterns, and expenses and reinsurance costs and recoveries.

  In addition to our quarterly reviews, we complete a comprehensive assumption study during the fourth quarter of each year. Upon completion of an assumption study, we revise our assumptions to reflect our current best estimate, thereby changing our estimate of projected account values and the related EGPs in the deferred policy acquisition cost and unearned revenue amortization models as well as SOP 03-1 reserving models. The deferred policy acquisition cost asset, as well as the unearned revenue reserves and SOP 03-1 reserves are then adjusted with an offsetting benefit or charge to income to reflect such changes in the period of the revision, a process known as "unlocking."

  Underlying assumptions for future periods of EGPs are not altered unless experience deviates significantly from original assumptions. For example, when lapses of our insurance products meaningfully exceed levels assumed in determining the amortization of DAC, we adjust amortization to reflect the change in future premiums or EGPs resulting from the unexpected lapses. In the event that we were to revise assumptions used for prior year cohorts, our estimate of projected account values would change and the related EGPs in the DAC amortization model would be unlocked, or adjusted to reflect such change. Continued favorable experience on key assumptions, which could include increasing separate account fund return performance, decreasing lapses or decreasing mortality could result in an unlocking which would result in a decrease to DAC amortization and an increase in the DAC asset. Finally, an analysis is performed periodically to assess whether there are sufficient gross margins or gross profits to amortize the remaining DAC balances.

  The separate account fund performance assumption is critical to the development of the EGPs related to our variable annuity and variable life insurance businesses. As equity markets do not move in a systematic manner, we use a mean reversion method (reversion to the mean assumption), a common industry practice to determine the future equity market growth rate assumption used for the amortization of DAC. This practice assumes that the expectation for long-term appreciation is not changed by minor short-term market fluctuations. The average long-term rate of assumed separate account fund performance used in estimating gross profits was 6.0% (after fund fees and mortality and expense charges) for the variable annuity business and 6.9% (after fund fees and mortality and expense charges) for the variable life business at both at December 31, 2008 and 2007.

..   Policy Liabilities and Accruals

  Reserves are liabilities representing estimates of the amounts that will come due to our policyholders at some point in the future. GAAP prescribes the methods of establishing reserves, allowing some degree of managerial judgment.

Embedded Derivative Liabilities
  The fair value of our liability for guaranteed minimum accumulation benefit ("GMAB") and guaranteed minimum withdrawal benefit ("GMWB") riders are calculated in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), as modified by SFAS No. 157, Fair Value Measurements ("SFAS 157"). SFAS 157 requires a Credit Standing Adjustment. The Credit Standing Adjustment reflects the adjustment that market participants would make to reflect the risk that guaranteed benefit obligations may not be fulfilled ("nonperformance risk"). SFAS 157 explicitly requires nonperformance risk to be reflected in fair value. The Company calculates the Credit Standing Adjustment by applying an average credit spread for companies similar to Phoenix when discounting the rider cash flows for calculation of the liability. This average credit spread is recalculated every quarter and so the fair value will change with the passage of time even in the absence of any other changes that affect the valuation. For example, the December 31, 2008 fair value of $83,061 thousand would increase to $90,144 thousand if the chosen spread decreased by 50 basis points. If the chosen spread increased by 50 basis points the fair value would decrease to $78,569 thousand.

..   Valuation of Debt and Equity Securities

  We classify our debt and equity securities held in our general account as available-for-sale and report them in our balance sheet at fair value. Fair value is based on quoted market price, where available. When quoted market prices are not available, we estimate fair value by discounting debt security cash flows to reflect interest rates currently being offered on similar terms to borrowers of similar credit quality, by quoted market prices of comparable instruments and by independent pricing sources or internally developed pricing models.

Fair Value of General Account Fixed Maturity Securities    As of December 31, 2008
by Pricing Source:                                       ----------------------------
($ in thousands)                                             Fixed          % of
                                                          Maturities       Total
                                                         at Fair Value   Fair Value
                                                         -------------- -------------
       Priced via independent market quotations......... $      807,087           63%
       Priced via matrices..............................        231,969           18%
       Priced via broker quotations.....................         75,595            6%
       Priced via other methods.........................         75,676            6%
       Short-term investments/(1)/......................         97,082            7%
                                                         -------------- -------------
       Total............................................ $    1,287,409          100%
                                                         ============== =============

/(1)/ Short-term investments are valued at amortized cost, which approximates fair value.

  Other-Than-Temporary Impairments

  Investments whose value, in our judgment, are considered to be other-than-temporarily impaired are written down to fair value as a charge to realized losses included in our earnings. The assessment of whether impairments have occurred is based on management's case-by-case evaluation of the underlying reasons for the decline in fair value. Management considers a wide range of factors about the security issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near term recovery. Inherent in management's evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Consideration used by the company in the impairment evaluation process include, but are not limited to:

.. the length of time and the extent to which the market value has been below cost or amortized cost;

.. the potential for impairments of securities when the issuer is experiencing significant financial difficulties;

..  the potential for impairments in an entire industry sector or sub-sector;

.. our ability and intent to hold the security for a period of time sufficient to allow for recovery of its value;

..  unfavorable changes in forecasted cash flows on asset-backed securities; and

.. other subjective factors, including concentrations and information obtained from regulators and rating agencies.

  Historically, for securitized financial asset securities subject to EITF Issue No. 99-20, we periodically updated our best estimate of cash flows over the life of the security. In estimating cash flows, we use assumptions based on current market conditions that we believe market participants would use. If the fair value was less than amortized cost, or there was an adverse change in the timing or amount of expected future cash flows since the prior analysis, an other-than-temporary impairment was recognized. Projections of future cash flows were subject to change based on new information regarding performance, data received from third party sources, and internal judgments regarding the future performance of the underlying collateral.

  Beginning in the fourth quarter of 2008, we implemented FSP No. EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20. In addition to relying on our best estimate of cash flows that a market participant would use in determining fair value, we apply management judgment of the probability of collecting all amounts due. In making the other-than-temporary impairment assessment, information such as past events, current conditions, reasonable forecasts, expected defaults, and relevant market data are considered. Also as part of this analysis, we assess our intent and ability to retain until recovery those securities judged to be temporarily impaired.

  The cost basis of these written-down investments is adjusted to fair value at the date the determination of an other-than-temporary impairment is made. The new cost basis is not changed for subsequent recoveries in value. For mortgage-backed and other asset-backed debt securities, we recognize income using a constant effective yield based on anticipated prepayments and the estimated economic lives of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and any resulting adjustment is included in net investment income. For certain asset-backed securities, changes in estimated yield are recorded on a prospective basis and specific valuation methods are applied to these securities to determine if there has been an other-than-temporary decline in value.

..   Deferred Income Taxes

  We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. The deferred tax assets and/or liabilities are determined by multiplying the differences between the financial reporting and tax reporting basis for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances on deferred tax assets are estimated based on our assessment of the realizability of such amounts.

  Significant management judgment is required in determining the provision for income taxes and, in particular, any valuation allowance recorded against our deferred tax assets. We carried a valuation allowance of $16,000 thousand on $224,113 thousand of deferred tax assets at December 31, 2008, due to uncertainties related to our ability to utilize some of the deferred tax assets that are expected to reverse as capital losses. The amount of the valuation allowance has been determined based on our estimates of taxable income over the periods in which the deferred tax assets will be recoverable.

  We concluded that a valuation allowance on the remaining $208,113 thousand of deferred tax assets at December 31, 2008, was not required. Our methodology for determining the realizability of deferred tax assets involves estimates of future taxable income from our operations and consideration of available tax planning strategies and actions that could be implemented, if necessary. These estimates are projected through the life of the related deferred tax assets based on assumptions that we believe to be reasonable and consistent with current operating results. Changes in future operating results not currently forecasted may have a significant impact on the realization of deferred tax assets. In concluding that a valuation allowance was not required on the remaining deferred tax assets, we considered the more likely than not criteria pursuant to SFAS 109.

  We have elected to file a consolidated federal income tax return for 2007 and prior years. Within the consolidated tax return, we are required by regulations of the Internal Revenue Service(IRS) to segregate the entities into two groups: life insurance companies and non-life insurance companies. We are limited as to the amount of any operating losses from the non-life group that can be offset against taxable income of the life group. These limitations affect the amount of any operating loss carryforwards that we have now or in the future.

  Our federal income tax returns are routinely audited by the IRS and estimated provisions are routinely provided in the financial statements in anticipation of the results of these audits. Unfavorable resolution of any particular issue could result in additional use of cash to pay liabilities that would be deemed owed to the IRS. Additionally, any unfavorable or favorable resolution of any particular issue could result in an increase or decrease, respectively, to our effective income tax rate to the extent that our estimates differ from the ultimate resolution. As of December 31, 2008, we had current taxes payable of $1,247 thousand, including $52 thousand of unrecognized tax benefits.

Results of Operations for the Year Ended December 31, 2008 and 2007

Summary Financial Data: ($ in thousands)           Year Ended
                                                  December 31,                  Increase (decrease) and
                                         ------------------------------            percentage change
                                              2008              2007                 2008 vs. 2007
                                         --------------    --------------    -----------------------------
REVENUES:
Premiums................................ $       15,098    $       18,602    $       (3,504)           (19)%
Insurance and investment product fees...        361,354           263,298            98,056              37%
Investment income, net of expenses......         90,963           109,607           (18,644)           (17)%
Net realized investment losses..........       (172,055)           (7,043)         (165,012)          2,343%
                                         --------------    --------------    --------------    -------------
Total revenues..........................        295,360           384,464           (89,104)           (23)%
                                         ==============    ==============    ==============    =============
BENEFITS AND EXPENSES:
Policy benefits.........................        218,415           168,395            50,020              30%
Policy acquisition cost amortization....        262,132           120,041           142,091             118%
Other operating expenses................         97,504            83,601            13,903              17%
                                         --------------    --------------    --------------    -------------
Total benefits and expenses.............        578,051           372,037           206,014              55%
                                         ==============    ==============    ==============    =============
Income (loss) before income taxes.......       (282,691)           12,427          (295,118)        (2,375)%
Applicable income tax (expense) benefit.         87,497            (1,122)           88,619         (7,898)%
                                         --------------    --------------    --------------    -------------
Net income (loss)....................... $     (195,194)   $       11,305    $     (206,499)        (1,827)%
                                         ==============    ==============    ==============    =============

Year Ended December 31, 2008 compared to year ended December 31, 2007
  Results for the year ended December 31, 2008 reflected negative impacts from the decline in equity markets and return on variable products. The net loss of $195,194 thousand in 2008 includes an unlocking of deferred policy acquisition costs resulting in accelerated amortization of $101,418 thousand as compared to an unlocking benefit of $1,649 thousand in 2007. It also reflects the adverse impact of the markets on our investments, specifically overall declines and credit spread widening, resulting in $172,055 thousand in realized capital losses including $52,057 thousand of debt security impairments and $118,511 thousand of derivative losses. Derivative losses were driven by increases in living benefit liabilities on certain of our variable products, which were fully reinsured by our parent company, Phoenix Life, until December 31, 2008. Phoenix Life hedged the reinsured liability with derivative assets on which it recorded realized gains during 2008. Effective December 31, 2008, we recaptured a portion of the reinsurance and began hedging the portion of the liability that was recaptured.

  Mortality margins in universal life and variable universal life products increased to $163,077 thousand in 2008, compared to $94,924 thousand in 2007, or $68,153 thousand. This reflects an $87,709 thousand increase in cost of insurance fees, partially offset by a $19,556 thousand increase in benefits. While fluctuations in mortality are inherent in our business, this improvement primarily reflects growth in the block of business over recent years. Other fee revenues increased by $9,109 thousand compared to the prior year.

  Our universal life interest margins declined to negative $8,531 thousand in 2008, compared to negative $976 thousand in 2007, or $7,555 thousand. Our annuity interest margin declined to $15,376 thousand in 2008, compared to $26,514 thousand in 2007, or $18,693 thousand. These declines were primarily driven by lower yields on debt securities.

  Non-deferred expenses increased to $97,505 thousand in 2008, compared to $83,600 thousand in 2007, or $13,905 thousand, reflecting increased allocations as the business grows. In addition, higher mortality margins, increasing in-force blocks, and the effect of a fourth quarter unlocking caused higher policy acquisition cost amortization of $281,333 thousand, compared to $122,189 thousand in 2007.

General Account
  The invested assets in our general account are generally of high quality and broadly diversified across fixed income sectors, public and private income securities and individual credits and issuers. Our investment professionals manage these general account assets in investment segments that support specific product liabilities. These investment segments have distinct investment policies that are structured to support the financial characteristics of the related liabilities within them. Segmentation of assets allows us to manage the risks and measure returns on capital for our various products.

Separate Accounts
  Separate account assets are managed in accordance with the specific investment contracts and guidelines relating to our variable products. We generally do not bear any investment risk on assets held in separate accounts. Rather, we receive investment management fees based on assets under management. Assets held in separate accounts are not available to satisfy general account obligations.

Debt and Equity Securities Held in General Account
  Our general account debt securities portfolio consists primarily of investment-grade publicly traded and privately placed corporate bonds, residential mortgage-backed securities, commercial mortgage-backed securities and asset-backed securities. As of December 31, 2008, our general account debt securities, with a carrying value of $1,287.4 million, represented 90.1% of total general account investments. Public debt securities represented 78.6% of total debt securities, with the remaining 21.4% represented by private debt securities.

  Each year, the majority of our general account's net cash flows are invested in investment grade debt securities. In addition, we maintain a portfolio allocation of between 6% and 10% of debt securities in below investment grade rated bonds. Allocations are based on our assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. The size of our allocation to below investment grade bonds is also constrained by the size of our net worth. We are subject to the risk that the issuers of the debt securities we own may default on principal and interest payments, particularly in the event of a major economic downturn. Our investment strategy has been to invest the majority of our below investment grade rated bond exposure in the BB rating category, which is equivalent to a Securities Valuation Office, or SVO, securities rating of 3. The BB rating category is the highest quality tier within the below investment grade universe, and BB rated securities historically experienced lower defaults compared to B or CCC rated bonds. As of December 31, 2008, our total below investment grade securities totaled $129.5 million, or 10.1%, of our total debt security portfolio. Of that amount, $85.4 million, or 6.6%, of our debt security portfolio was invested in the BB category. Our debt securities having an increased risk of default (those securities with an SVO rating of four or greater which is equivalent to B or below) totaled $44.2 million, or 3.4%, of our total debt security portfolio.

  Our general account debt and equity securities are classified as available-for-sale and are reported at fair value with unrealized gains or losses included in equity. Accordingly, the carrying value of such securities reflects their fair value at the balance sheet date. Fair value is based on quoted market price, where available. When quoted market prices are not available, we estimate fair value for debt securities by discounting projected cash flows based on market interest rates currently being offered on similar terms to borrowers of similar credit quality, by quoted market prices of comparable instruments and by independent pricing sources or internally developed pricing models. Investments whose value, in our judgment, is considered to be other-than-temporarily impaired are written down to fair value as a charge to realized losses included in our earnings. The cost basis of these written-down investments is adjusted to fair value at the date the determination of impairment is made. The new cost basis is not changed for subsequent recoveries in value.

Debt Securities by Type and Credit Quality:                      As of December 31, 2008
                                             --------------------------------------------------------------
($ in thousands)                                    Investment Grade             Below Investment Grade
                                             ------------------------------  ------------------------------
                                               Fair Value         Cost         Fair Value         Cost
                                             --------------  --------------  --------------  --------------
   United States government and agency...... $       42,708  $       43,689  $           --  $           --
   State and political subdivision..........          5,715           6,536              --              --
   Foreign government.......................         17,462          16,608          13,625          13,522
   Corporate................................        690,553         812,165          85,429         111,148
   Mortgage-backed..........................        282,782         350,898           4,055           4,055
   Other asset-backed.......................        118,647         188,215          26,433          45,392
                                             --------------  --------------  --------------  --------------
   Total debt securities.................... $    1,157,867  $    1,418,111  $      129,542  $      174,117
                                             ==============  ==============  ==============  ==============

   Percentage of total debt securities......      89.9%           89.1%           10.1%           10.9%
                                             ==============  ==============  ==============  ==============

  We manage credit risk through industry and issuer diversification. Maximum exposure to an issuer is defined by quality ratings, with higher quality issuers having larger exposure limits. Our investment approach has been to create a high level of industry diversification. The top five industry holdings as of December 31, 2008 in our debt securities portfolio were banking (5.7%), diversified financial services (4.0%), real estate investment trusts (2.8%), insurance (2.7%) and electric utilities (2.6%).

Residential Mortgage-Backed Securities
  The weakness in the U.S. residential real estate markets, increases in mortgage rates and the effects of relaxed underwriting standards for mortgages and home equity loans have led to higher delinquency rates and losses for the residential mortgage-backed securities market. Delinquency rates for all sectors of the residential mortgage-backed market, including sub-prime, Alt-A and prime, have increased beyond historical averages.

  We invest directly in residential mortgage-backed securities through our general account. To the extent these assets deteriorate in credit quality and decline in value for an extended period, we may realize impairment losses. We have been focused on identifying those securities that can withstand significant increases in delinquencies and foreclosures in the underlying mortgage pools before incurring a loss of principal.

  Most of our residential mortgage-backed securities portfolio is highly rated. As of December 31, 2008, 94% of the total residential portfolio was rated AAA or AA. We have $57,953 thousand of sub-prime exposure, $34,258 thousand of Alt-A exposure and $108,251 thousand of prime exposure, which combined amount to 13% of our general account. Substantially all of our sub-prime, Alt-A and prime exposure is investment grade, with 85% being AAA rated and another .7% in AA securities. We have employed a disciplined approach in the analysis and monitoring of our mortgage-backed securities. Our approach involves a monthly review of each security. Underlying mortgage data is obtained from the security's trustee and analyzed for performance trends. A security-specific stress analysis is performed using the most recent trustee information. This analysis forms the basis for our determination of whether the security will pay in accordance with the contractual cash flows.

  Year-to-date through December 31, 2008, we have taken impairments of $24,464 thousand on our residential mortgage-backed securities portfolio. This represents 9.1% of our total residential mortgage-backed securities portfolio and 1.5% of the general account. The losses consist of $9,096 thousand from prime, $8,682 thousand from Alt-A and $6,686 thousand from sub-prime.

Residential Mortgage-Backed                                 As of December 31, 2008
Securities:                  -------------------------------------------------------------------------------------
                              Carrying     Market        % General                                               BB and
                               Value       Value        Account/(1)/    AAA       AA         A           BBB     Below
($ in thousands)             ----------- -----------    -----------  --------- --------- ---------    --------- ---------
        Collateral
        Agency.............. $    67,316 $    68,234          4.3%      100.0%      0.0%      0.0%         0.0%      0.0%
        Prime...............     135,456     108,251          6.8%       89.6%      5.5%      0.5%         4.2%      0.2%
        Alt-A...............      49,346      34,258          2.2%       67.1%     12.1%      2.7%         4.4%     13.7%
        Sub-prime...........      79,372      57,953          3.7%       88.5%      6.5%      0.0%         4.3%      0.7%
                             ----------- -----------    -----------  --------- --------- ---------    --------- ---------
        Total............... $   331,490 $   268,696         17.0%       89.1%      5.1%      0.6%         3.2%      2.0%
                             =========== ===========    ===========  ========= ========= =========    ========= =========

-----------------
/(1)/Percentages based on Market Value.

Prime Mortgage-Backed                                 As of December 31, 2008
Securities:            -------------------------------------------------------------------------------------
                        Carrying     Market        % General                                            2003 &
                         Value       Value        Account/(1)/   2007      2006      2005      2004     Prior
($ in thousands)       ----------- -----------    -----------  --------- --------- --------- --------- ---------
    Rating
    AAA............... $   119,453 $    96,991          6.1%        1.4%      5.0%     19.8%     38.9%     34.9%
    AA................       7,570       5,908          0.4%        0.0%     95.8%      0.0%      0.0%      4.2%
    A.................       1,073         586          0.0%        0.0%      0.0%      0.0%      0.0%    100.0%
    BBB...............       7,155       4,561          0.3%        0.0%      0.0%     17.7%     69.5%     12.8%
    BB and below......         205         205          0.0%        0.0%      0.0%    100.0%      0.0%      0.0%
                       ----------- -----------    -----------  --------- --------- --------- --------- ---------
    Total............. $   135,456 $   108,251          6.8%        1.3%      9.7%     18.7%     37.8%     32.5%
                       =========== ===========    ===========  ========= ========= ========= ========= =========

-----------------
/(1)/Percentages based on Market Value.

Alt-A Mortgage-Backed                                 As of December 31, 2008
Securities:            -------------------------------------------------------------------------------------
                        Carrying     Market        % General                                            2003 &
                         Value       Value        Account/(1)/   2007      2006      2005      2004     Prior
($ in thousands)       ----------- -----------    -----------  --------- --------- --------- --------- ---------
    Rating
    AAA............... $    35,217 $    22,990          1.4%       20.5%     23.1%     28.2%     22.2%      6.0%
    AA................       5,596       4,139          0.3%        0.0%     91.9%      0.0%      0.0%      8.1%
    A.................       1,275         943          0.1%        0.0%      0.0%      0.0%      0.0%    100.0%
    BBB...............       1,509       1,509          0.1%        0.0%      0.0%    100.0%      0.0%      0.0%
    BB and below......       5,749       4,677          0.3%       45.1%     54.9%      0.0%      0.0%      0.0%
                       ----------- -----------    -----------  --------- --------- --------- --------- ---------
    Total............. $    49,346 $    34,258          2.2%       19.9%     34.1%     23.3%     14.9%      7.8%
                       =========== ===========    ===========  ========= ========= ========= ========= =========

-----------------
/(1)/Percentages based on Market Value.

Sub-Prime Mortgage-                                As of December 31, 2008
Backed Securities:  -------------------------------------------------------------------------------------
                     Carrying     Market     % General                                            2003 &
                      Value       Value     Account/(1)/   2007      2006      2005      2004     Prior
($ in thousands)    ----------- ----------- -----------  --------- --------- --------- --------- ---------
                    ----------- -----------  ---------   --------- --------- --------- --------- ---------
   Rating
   AAA............. $    67,262 $    51,282       3.3%       32.3%     12.5%     22.1%     24.1%      9.0%
   AA..............       8,324       3,734       0.2%       39.9%      0.0%     24.8%      0.0%     35.3%
   A...............          --           4       0.0%      100.0%      0.0%      0.0%      0.0%      0.0%
   BBB.............       3,359       2,506       0.2%        0.0%    100.0%      0.0%      0.0%      0.0%
   BB and below....         427         427       0.0%        0.0%    100.0%      0.0%      0.0%      0.0%
                    ----------- ----------- -----------  --------- --------- --------- --------- ---------
   Total........... $    79,372 $    57,953       3.7%       31.2%     16.1%     21.2%     21.3%     10.2%
                    =========== =========== ===========  ========= ========= ========= ========= =========

-----------------
(1)Percentages based on Market Value.
Realized Gains and Losses
  The following table presents certain information with respect to realized investment gains and losses including those on debt securities pledged as collateral, with losses from other-than-temporary impairment charges reported separately in the table. These impairment charges were determined based on our assessment of factors enumerated below, as they pertain to the individual securities determined to be other-than-temporarily impaired.

Sources of Realized Investment Gains (Losses):                         Year Ended December 31,
                                                              ----------------------------------------
                                                                  2008          2007          2006
($ in thousands)                                              ------------  ------------  ------------
Debt security impairments                                     $    (52,057) $     (3,287) $       (411)
Debt security transaction gains..............................        1,550         1,465         2,955
Debt security transaction losses.............................       (2,952)       (2,827)       (7,253)
Other investment transaction gains (losses)..................          (85)          (51)          526
                                                              ------------  ------------  ------------
Net transaction losses.......................................       (1,487)       (1,413)       (3,772)
                                                              ------------  ------------  ------------
Realized gains (losses) on derivative assets and liabilities.     (118,511)       (2,343)        1,723
                                                              ------------  ------------  ------------
Net realized investment losses............................... $   (172,055) $     (7,043) $     (2,460)
                                                              ============  ============  ============

Other-Than-Temporary Impairments
  We employ a comprehensive process to determine whether or not a security is in an unrealized loss position and are other-than-temporarily impaired. This assessment is done on a security-by-security basis and involves significant management judgment, especially given the significant market dislocations.

  At the end of each reporting period, we review all securities for potential recognition of an other-than-temporary impairment. We maintain a watch list of securities in default, near default or otherwise considered by our investment professionals as being distressed, potentially distressed or requiring a heightened level of scrutiny. We also identify all securities whose carrying value has been below amortized cost on a continuous basis for zero to six months, six months to 12 months and greater than 12 months. Using this analysis, coupled with our watch list, we review all securities whose fair value is less than 80% of amortized cost (significant unrealized loss) with emphasis on below investment grade securities with a continuous significant unrealized loss in excess of six months. In addition, we review securities that experienced lesser declines in value on a more selective basis to determine whether any are other-than-temporarily impaired.

  Our assessment of whether an investment in a debt or equity security is other-than-temporarily impaired includes whether the issuer has:

  .  defaulted on payment obligations;

  . declared that it will default at a future point outside the current reporting period;

  . announced that a restructuring will occur outside the current reporting period;

  .  severe liquidity problems that cannot be resolved;

  .  filed for bankruptcy;

  . a financial condition which suggests that future payments are highly unlikely;

  .  a deteriorating financial condition and quality of assets;

  .  sustained significant losses during the current year;

  . announced adverse changes or events such as changes or planned changes in senior management, restructurings, or a sale of assets; and/or

  . been affected by any other factors that indicate that the fair value of the investment may have been negatively impacted.

  A debt security impairment is deemed other-than-temporary if:

  . we do not have the ability and intent to hold an investment until a forecasted recovery of fair value up to (or beyond) the cost of the investment which, in certain cases, may mean until maturity; or

  . it is probable that we will be unable to collect all amounts due according to the contractual terms of the debt security.

  Impairments due to deterioration in credit that result in a conclusion that non-collection is probable are considered other-than-temporary. Other declines in fair value (for example, due to interest rate changes, sector credit rating changes or company-specific rating changes that do not result in a conclusion that non-collection of contractual principal and interest is probable) may also result in a conclusion that an other-than-temporary impairment has occurred.

  Further, in situations where the Company has asserted its ability and intent to hold a security to a forecasted recovery, but now no longer has the ability and intent to hold until recovery, an impairment should be considered other-than-temporary, even if collection of cash flows is probable. The determination of the impairment is made when the assertion to hold to recovery changes, not when the decision to sell is made.

  In determining whether collateralized securities are impaired, we obtain underlying mortgage data from the security's trustee and analyze it for performance trends. A security-specific stress analysis is performed using the most recent trustee information. This analysis forms the basis for our determination of whether the security will pay in accordance with the contractual cash flows.

  Fixed maturity other-than-temporary impairments taken in the later half of 2008 were concentrated in asset-backed securities and in corporate debt of service companies and financial institutions. These impairments were driven primarily by significant rating downgrades, bankruptcy or other adverse financial conditions of respective issuers. In our judgment, these credit events or other adverse conditions of the respective issuers have caused, or will lead to, a deficiency in the contractual cash flows related to the investment and, therefore, resulted in other than temporary impairments. Total impairments taken in 2008 related to such credit-related circumstances were $39,268 thousand.

  In addition, further impairments were taken as a result of circumstances where we cannot assert our ability or intent to hold for a period of time to allow for recovery of value. In certain of these circumstances the decrease in fair value, at the time the impairment was recorded, was driven primarily by market or sector credit spread widening or by liquidity concerns and we believe the recoverable value of the investment based on the expected cash flows is greater than the current fair value. The amount of impairments taken due to these factors was $12,789 thousand in 2008.

  Given the significant credit spread widening and lack of liquidity in the current environment, management exercised significant judgment with respect to certain securities in determining whether impairments were other-than-temporary. This included securities with $135,402 thousand ($19,863 thousand after offsets) of gross unrealized losses of 50% or more for which no other-than-temporary impairment was ultimately indicated. In making its assessments, management used a number of issuer-specific quantitative and qualitative assessments of the probability of receiving contractual cash flows, including the issue's implied yields to maturity, cumulative default rate based on the issue's rating, comparisons of issue specific spreads to industry or sector spreads, specific trading activity in the issue, other market data such as recent debt tenders and upcoming refinancing exposure, as well as fundamentals such as issuer credit and liquidity metrics, business outlook and industry conditions. In addition to these reviews, management in each case assessed its ability and intent to hold the securities for an extended time to recovery, up to and including maturity.

Unrealized Gains and Losses
  The following table presents certain information with respect to our gross unrealized losses related to our investments in general account debt securities. Applicable deferred policy acquisition costs and deferred income taxes reduce the effect of these losses on our comprehensive income.

Duration of Gross Unrealized Losses on                  As of December 31, 2008
                                        ------------------------------------------------------
                                                         0 - 6         6 - 12        Over 12
General Account Securities:                 Total        Months        Months        Months
($ in thousands)                        ------------  ------------  ------------  ------------
   Debt Securities
   Total fair value.................... $    942,796  $    171,389  $    270,110  $    501,297
   Total amortized cost................    1,254,592       187,861       323,272       743,459
                                        ------------  ------------  ------------  ------------
   Unrealized losses................... $   (311,796) $    (16,472) $    (53,162) $   (242,162)
                                        ============  ============  ============  ============
   Unrealized losses after offsets..... $    (46,232) $     (2,755) $     (8,075) $    (35,402)
                                        ============  ============  ============  ============
   Number of securities................          734           128           204           402
                                        ============  ============  ============  ============

   Investment grade:
   Unrealized losses................... $   (266,696) $    (10,408) $    (42,847) $   (213,441)
                                        ============  ============  ============  ============
   Unrealized losses after offsets..... $    (39,309) $     (1,956) $     (6,616) $    (30,737)
                                        ============  ============  ============  ============

   Below investment grade:
   Unrealized losses................... $    (45,100) $     (6,064) $    (10,315) $    (28,721)
                                        ============  ============  ============  ============
   Unrealized losses after offsets..... $     (6,923) $      (7996) $     (1,459) $     (4,665)
                                        ============  ============  ============  ============

  Total net unrealized losses on debt securities were $304,819 thousand (unrealized losses of $311,796 thousand less unrealized gains of $6,977 thousand).

  For debt securities with gross unrealized losses, 85.0% of the unrealized losses after offsets for deferred policy acquisition costs and deferred income taxes pertain to investment grade securities and 15.0% of the unrealized losses after offsets pertain to below investment grade securities at December 31, 2008.

  If we determine that the security is impaired, we write it down to its then current fair value and record an unrealized loss in that period.

  The following table represents those securities whose fair value is less than 80% of amortized cost (significant unrealized loss) that have been at a significant unrealized loss position on a continuous basis.

Duration of Gross Unrealized Losses on                            As of December 31, 2008
                                                  ------------------------------------------------------
General Account Securities:                                        0 - 6           6 - 12        Over 12
($ in thousands)                                      Total        Months          Months        Months
                                                  ------------  ------------    ------------  ------------
Debt Securities
Unrealized losses over 20% of cost............... $   (262,187) $   (221,627)   $    (38,862) $     (1,798)
                                                  ============  ============    ============  ============
Unrealized losses over 20% of cost after offsets. $    (38,512) $    (33,170)   $     (5,105) $       (237)
                                                  ============  ============    ============  ============
Number of securities.............................          324           285              37             2
                                                  ============  ============    ============  ============

Investment grade:
Unrealized losses over 20% of cost............... $   (222,482) $   (186,780)   $    (34,847) $       (855)
                                                  ============  ============    ============  ============
Unrealized losses over 20% of cost after offsets. $    (32,570) $    (27,868)   $     (4,589) $       (113)
                                                  ============  ============    ============  ============

Below investment grade:
Unrealized losses over 20% of cost............... $    (39,705) $    (34,847)   $     (3,915) $       (943)
                                                  ============  ============    ============  ============
Unrealized losses over 20% of cost after offsets. $     (5,942) $     (5,302)   $       (516) $       (124)
                                                  ============  ============    ============  ============

  In determining that the securities giving rise to the previously mentioned unrealized losses were not other-than-temporarily impaired, we evaluated the factors cited above. In making these evaluations, we must exercise considerable judgment. Accordingly, there can be no assurance that actual results will not differ from our judgments and that such differences may require the future recognition of other-than-temporary impairment charges that could have a material affect on our financial position and results of operations. In addition, the value of, and the realization of any loss on, a debt security or equity security is subject to numerous risks, including interest rate risk, market risk, credit risk and liquidity risk. The magnitude of any loss incurred by us may be affected by the relative concentration of our investments in any one issuer or industry. We have established specific policies limiting the concentration of our investments in any single issuer and industry and believe our investment portfolio is prudently diversified.

Liquidity and Capital Resources
  In the normal course of business, we enter into transactions involving various types of financial instruments such as debt and equity securities. These instruments have credit risk and also may be subject to risk of loss due to interest rate and market fluctuations.

  Our liquidity requirements principally relate to the liabilities associated with various life insurance and annuity products and operating expenses. Liabilities arising from life insurance and annuity products include the payment of benefits, as well as cash payments in connection with policy surrenders, withdrawals and loans.

  Historically, we have used cash flow from operations and investment activities and capital contributions from our shareholder to fund liquidity requirements. Our principal cash inflows from life insurance and annuities activities come from premiums, annuity deposits and charges on insurance policies and annuity contracts. Principal cash inflows from investment activities result from repayments of principal, proceeds from maturities, sales of invested assets and investment income.

  Additional liquidity to meet cash outflows is available from our portfolio of liquid assets. These liquid assets include substantial holdings of United States government and agency bonds, short-term investments and marketable debt and equity securities.

  A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contractholder withdrawal. We closely monitor our liquidity requirements in order to match cash inflows with expected cash outflows, and employ an asset/liability management approach tailored to the specific requirements of each product line, based upon the return objectives, risk tolerance, liquidity, tax and regulatory requirements of the underlying products. In particular, we maintain investment programs intended to provide adequate funds to pay benefits without forced sales of investments. Products having liabilities with relatively long lives, such as life insurance, are matched with assets having similar estimated lives, such as long-term bonds and private placement bonds. Shorter-term liabilities are matched with investments with short-term and medium-term fixed maturities.

Annuity Actuarial Reserves and Deposit Fund                                          As of December 31,
                                                                      -------------------------------------------------
Liability Withdrawal Characteristics:                                           2008                        2007
                                                                      ------------------------    ------------------------
($ in thousands)                                                      Amount/(1)/    Percent      Amount/(1)/    Percent
                                                                      ------------ -----------    ------------ -----------
Not subject to discretionary withdrawal provision.................... $    114,613          3%    $     34,807          1%
Subject to discretionary withdrawal without adjustment...............      467,144         14%         531,863         12%
Subject to discretionary withdrawal with market value adjustment.....      181,411          5%         252,525          6%
Subject to discretionary withdrawal at contract value less surrender
  charge.............................................................      200,810          6%         355,558          8%
Subject to discretionary withdrawal at market value..................    2,364,913         72%       3,279,915         73%
                                                                      ------------ -----------    ------------ -----------
Total annuity contract reserves and deposit fund liability........... $  3,328,891        100%    $  4,454,668        100%
                                                                      ============ ===========    ============ ===========

-----------------
/(1)/Annuity contract reserves and deposit fund liability amounts are reported on a statutory basis, which more accurately reflects the potential cash outflows and include variable product liabilities. Annuity contract reserves and deposit fund liabilities are monetary amounts that an insurer must have available to provide for future obligations with respect to its annuities and deposit funds. These are liabilities in our financial statements prepared in conformity with statutory accounting practices. These amounts are at least equal to the values available to be withdrawn by policyholders.

  Individual life insurance policies are less susceptible to withdrawals than annuity contracts because policyholders may incur surrender charges and be required to undergo a new underwriting process in order to obtain a new insurance policy. As indicated in the table above, most of our annuity contract reserves and deposit fund liabilities are subject to withdrawals.

  Individual life insurance policies, other than term life insurance policies, increase in cash values over their lives. Policyholders have the right to borrow an amount up to a certain percentage of the cash value of their policies at any time. As of December 31, 2008, we had approximately $491,308 thousand in cash values with respect to which policyholders had rights to take policy loans. The majority of cash values eligible for policy loans are at variable interest rates that are reset annually on the policy anniversary. Policy loans at December 31, 2008 were $33,852 thousand.

  The primary liquidity risks regarding cash inflows from our investment activities are the risks of default by debtors, interest rate and other market volatility and potential illiquidity of investments. We closely monitor and manage these risks.

  We believe that our current and anticipated sources of liquidity are adequate to meet our present and anticipated needs.

Contractual Obligations and Commercial Commitments

Contractual Obligations and                                  As of December 31, 2008
Commercial Commitments:/(1)/        --------------------------------------------------------------------------
($ in thousands)                        Total           2009        2010 -2011     2012 -2013     Thereafter
                                    -------------- -------------- -------------- -------------- --------------
Contractual Obligations
Fixed contractual obligations/(2)/. $           -- $           -- $           -- $           -- $           --
Other long-term liabilities/(3)/...     18,554,981        666,154      1,239,175      1,270,102     15,379,550
                                    -------------- -------------- -------------- -------------- --------------
Total contractual obligations...... $   18,554,981 $      666,154 $    1,239,175 $    1,270,102 $   15,379,550
                                    ============== ============== ============== ============== ==============

-----------------
/(1)/We had no commercial commitments outstanding as of December 31, 2008. /(2)/We have no fixed contractual obligations as all purchases are made by our parent company and the resulting expenses are allocated to us when incurred.
/(3)/Policyholder contractual obligations represent estimated benefits from life insurance and annuity contracts issued by us. Policyholder contractual obligations also include separate account liabilities, which are contractual obligations of the separate account assets established under applicable state insurance laws and are legally insulated from our general account assets.
  Future obligations are based on our estimate of future investment earnings, mortality, surrenders and applicable policyholder dividends. Actual obligations in any single year, or ultimate total obligations, may vary materially from these estimates as actual experience emerges. As described in
  Note 2 to our financial statements in this Form 10-K, policy liabilities and accruals are recorded on the balance sheet in amounts adequate to meet the estimated future obligations of the policies in force. The policyholder obligations reflected in the table above exceed the policy liabilities, policyholder deposit fund liabilities and separate account liabilities reported on our December 31, 2008 balance sheet because the above amounts do not reflect future investment earnings and future premiums and deposits on those policies. Separate account obligations will be funded by the cash flows from separate account assets, while the remaining obligations will be funded by cash flows from investment earnings on general account assets and premiums and deposits on contracts in force.

Off-Balance Sheet Arrangements
  As of December 31, 2008, we did not have any significant off-balance sheet arrangements as defined by Item 303(a)(4)(ii) of SEC Regulation S-K.

Reinsurance
  We maintain life reinsurance programs designed to protect against large or unusual losses in our life insurance business. We actively monitor the financial condition and ratings of our reinsurance partners throughout the term of the reinsurance contract. Due to the recent downgrade of Scottish Re, we will continue to closely monitor the situation and will reassess the recoverability of the reinsurance recoverable during the interim reporting periods of 2009. Based on our review of their financial statements, reputations in the reinsurance marketplace and other relevant information, we believe that we have no material exposure to uncollectible life reinsurance.

Statutory Capital and Surplus and Risk-Based Capital
  Connecticut Insurance Law requires that Connecticut life insurers report their risk-based capital. Risk-based capital is based on a formula calculated by applying factors to various asset, premium and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk and business risk. The Connecticut Insurance Department has regulatory authority to require various actions by, or take various actions against, insurers whose Total Adjusted Capital (capital and surplus plus AVR) does not exceed certain risk-based capital levels.

  The levels of regulatory action, the trigger point and the corrective actions required are summarized below:

  Company Action Level - results when Total Adjusted Capital falls below 100% of Company Action Level at which point the company must file a comprehensive plan to the state insurance regulators;

  Regulatory Action Level - results when Total Adjusted Capital falls below 75% of Company Action Level where, in addition to the above, insurance regulators are required to perform an examination or analysis deemed necessary and issue a corrective order specifying corrective actions;

  Authorized Control Level - results when Total Adjusted Capital falls below 50% of Company Action Level risk-based capital as defined by the NAIC where, in addition to the above, the insurance regulators are permitted but not required to place the company under regulatory control; and

  Mandatory Control Level - results when Total Adjusted Capital falls below 35% of Company Action Level where insurance regulators are required to place the company under regulatory control.

  At December 31, 2008, our Total Adjusted Capital level was in excess of 325% of Company Action Level.

Quantitative and Qualitative Disclosures About Market Risk
--------------------------------------------------------------------------------

Enterprise Risk Management

  PNX has a comprehensive, enterprise-wide risk management program under which PHL Variable operations are covered. The Chief Risk Officer reports to the Chief Financial Officer and monitors our risk management activities. We have established an Enterprise Risk Management Committee, chaired by the Chief Executive Officer, to establish risk management principles, monitor key risks and oversee our risk-management practices. Several management committees oversee and address issues pertaining to all our major risks--operational, market and product--as well as capital management.

Operational Risk
  Operational risk is the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. PNX has established an Operational Risk Committee, chaired by the Chief Risk Officer, to develop an enterprise-wide framework for managing and measuring operational risks. This committee generally meets monthly and has a membership that represents all significant operating, financial and staff departments of PNX. Among the risks the committee reviews and manages and for which it provides general oversight are key person dependency risk, business continuity risk, disaster recovery risk and risks related to information technology systems.

Market Risk
  Market risk is the risk that we will incur losses due to adverse changes in market rates and prices. We have exposure to market risk through both our investment activities and our insurance operations. Our investment objective is to maximize after-tax investment return within defined risk parameters. Our primary sources of market risk are:

.. interest rate risk, which relates to the market price and cash flow variability associated with changes in market interest rates;

.. credit risk, which relates to the uncertainty associated with the ongoing ability of an obligor to make timely payments of principal and interest; and

.. equity risk, which relates to the volatility of prices for equity and equity-like investments, such as venture capital partnerships.

  We measure, manage and monitor market risk associated with our insurance and annuity business, as part of our ongoing commitment to fund insurance liabilities. We have developed an integrated process for managing the interaction between product features and market risk. This process involves our Corporate Finance, Corporate Portfolio Management, Life and Annuity Finance, and Life and Annuity Product Development departments. These areas coordinate with each other and report results and make recommendations to our Asset-Liability Management Committee ("ALCO") chaired by the Chief Financial Officer.

  We also measure, manage and monitor market risk associated with our general account investments, both those backing insurance liabilities and those supporting surplus. This process involves Corporate Portfolio Management and Goodwin, the Hartford-based asset management affiliate of PNX. These organizations work together, make recommendations and report results to our Investment Policy Committee, chaired by the Chief Investment Officer. Please refer to "Management's Narrative Analysis of the Results of Operations" for more information on our investment risk exposures. We regularly refine our policies and procedures to appropriately balance market risk exposure and expected return.

Interest Rate Risk Management
  Interest rate risk is the risk that we will incur economic losses due to adverse changes in interest rates. Our exposure to interest rate changes results primarily from our interest-sensitive insurance liabilities and from our significant holdings of fixed rate investments. Our insurance liabilities largely comprise universal life policies and annuity contracts. Our fixed maturity investments include U.S. and foreign government bonds, securities issued by government agencies, corporate bonds, asset-backed securities and mortgage-backed securities, most of which are exposed to changes in medium-term and long-term U.S. Treasury rates.

  We manage interest rate risk as part of our asset-liability management and product development processes. Asset-liability management strategies include the segmentation of investments by product line and the construction of investment portfolios designed to satisfy the projected cash needs of the underlying product liabilities. All asset-liability strategies are approved by the ALCO. We manage the interest rate risk in portfolio segments by modeling and analyzing asset and product liability durations and projected cash flows under a number of interest rate scenarios.

  One of the key measures we use to quantify our interest rate exposure is duration, a measure of the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, if interest rates increase by 100 basis points, or 1%, the fair value of an asset or liability with a duration of five is expected to decrease by 5%. We believe that as of December 31, 2008, our asset and liability portfolio durations were well matched, especially for our largest and most interest-sensitive segments. We regularly undertake a sensitivity analysis that calculates liability durations under various cash flow scenarios. We also calculate key rate durations for assets and liabilities that show the impact of interest rate changes at specific points on the yield curve. In addition, we monitor the short- and medium-term asset and liability cash flows profiles by portfolio to manage our liquidity needs.

  To calculate duration for liabilities, we project liability cash flows under a number of stochastically-generated interest rate scenarios and discount them to a net present value using a risk-free market rate increased for our own credit risk. For interest-sensitive liabilities the projected cash flows reflect the impact of the specific scenarios on policyholder behavior as well as the effect of minimum guarantees. Duration is calculated by revaluing these cash flows at an alternative level of interest rates and by determining the percentage change in fair value from the base case.

  We also manage interest rate risk by emphasizing the purchase of securities that feature prepayment restrictions and call protection. Our product design and pricing strategies include the use of surrender charges or restrictions on withdrawals in some products.

  The selection of a 100 basis point immediate increase or decrease in interest rates at all points on the yield curve is a hypothetical rate scenario used to demonstrate potential risk. While a 100 basis point immediate increase or decrease of this type does not represent our view of future market changes, it is a hypothetical near-term change that illustrates the potential effect of such events. Although these fair value measurements provide a representation of interest rate sensitivity, they are based on our portfolio exposures at a point in time and may not be representative of future market results. These exposures will change as a result of on-going portfolio transactions in response to new business, management's assessment of changing market conditions and available investment opportunities.

  The table below shows the estimated interest rate sensitivity of our fixed income financial instruments measured in terms of fair value.


Interest Rate Sensitivity of Fixed Income                As of December 31, 2008
                                           ---------------------------------------------------
Financial Instruments:                       Carrying    -100 Basis                   +100 Basis
($ in thousands)                              Value     Point Change  Fair Value     Point Change
                                           ------------ ------------ ------------    ------------
   Cash and cash equivalents.............. $    152,185 $    152,307 $    152,185    $    152,063
   Available-for-sale debt securities.....    1,287,409    1,322,866    1,287,409       1,252,316
                                           ------------ ------------ ------------    ------------
   Total.................................. $  1,439,594 $  1,475,173 $  1,439,594    $  1,404,379
                                           ============ ============ ============    ============



  We use derivative financial instruments, primarily interest rate swaps, to manage our residual exposure to fluctuations in interest rates. We enter into derivative contracts with a number of highly rated financial institutions, to both diversify and reduce overall counterparty credit risk exposure.

  We enter into interest rate swap agreements to reduce market risks from changes in interest rates. We do not enter into interest rate swap agreements for trading purposes. Under interest rate swap agreements, we exchange cash flows with another party at specified intervals for a set length of time based on a specified notional principal amount. Typically, one of the cash flow streams is based on a fixed interest rate set at the inception of the contract and the other is based on a variable rate that periodically resets. No premium is paid to enter into the contract and neither party makes payment of principal. The amounts to be received or paid on these swap agreements are accrued and recognized in net investment income.

  The table below shows the interest rate sensitivity of our general account interest rate derivatives measured in terms of fair value, excluding derivative liabilities embedded in products. These exposures will change as our insurance liabilities are created and discharged and as a result of ongoing portfolio and risk management activities.


Interest Rate Sensitivity of Derivatives:                      As of December 31, 2008
                                           ---------------------------------------------------------------
($ in thousands)                                         Weighted-
                                                          Average
                                             Notional      Term      -100 Basis                   +100 Basis
                                              Amount      (Years)   Point Change     Fair Value  Point Change
                                           ------------ ----------- ------------    ------------ ------------
        Equity futures.................... $    129,019         0.2 $     18,830    $     18,551 $     18,272
        Interest rate swaps...............      100,000         9.8       25,731          15,839        6,822
        Put options.......................      175,000        10.0       66,414          56,265       47,469
        Swaptions.........................      190,000         0.9       23,975          10,928        4,501
                                           ------------             ------------    ------------ ------------
        Totals--general account........... $    594,019             $    134,950    $    101,583 $     77,064
                                           ============             ============    ============ ============



Credit Risk Management
  We manage credit risk through the fundamental analysis of the underlying obligors, issuers and transaction structures. Through Goodwin, the asset management affiliate of PNX, we employ a staff of experienced credit analysts who review obligors' management, competitive position, cash flow, coverage ratios, liquidity and other key financial and non-financial information. These analysts recommend the investments needed to fund our liabilities while adhering to diversification and credit rating guidelines. In addition, when investing in private debt securities, we rely upon broad access to management information, negotiated protective covenants, call protection features and collateral protection. We review our debt security portfolio regularly to monitor the performance of obligors and assess the stability of their current credit ratings.

  We also manage credit risk through industry and issuer diversification and asset allocation. Maximum exposure to an issuer or derivatives counterparty is defined by quality ratings, with higher quality issuers having larger exposure limits. We have an overall limit on below investment grade rated issuer exposure. In addition to monitoring counterparty exposures under current market conditions, exposures are monitored on the basis of a hypothetical "stressed" market environment involving a specific combination of declines in stock market prices and interest rates and a spike in implied option activity.

Equity Risk Management
  Equity risk is the risk that we will incur economic losses due to adverse changes in equity prices. Our exposure to changes in equity prices primarily results from our variable annuity and variable life products, as well as from our holdings of mutual funds and other equities. We manage our insurance liability risks on an integrated basis with other risks through our liability and risk management and capital and other asset allocation strategies. We also manage equity price risk through industry and issuer diversification and asset allocation techniques.

  Certain annuity products sold by us contain guaranteed minimum death benefits. The guaranteed minimum death benefit ("GMDB") feature provides annuity contract owners with a guarantee that the benefit received at death will be no less than a prescribed amount. This minimum amount is based on the net deposits paid into the contract, the net deposits accumulated at a specified rate, the highest historical account value on a contract anniversary or, if a contract has more than one of these features, the greatest of these values. To the extent that the GMDB is higher than the current account value at the time of death, the Company incurs a cost. This typically results in an increase in annuity policy benefits in periods of declining financial markets and in periods of stable financial markets following a decline. As of December 31, 2008 and 2007, the difference between the GMDB and the current account value (net amount at risk) for all existing contracts was $674,788 thousand and $42,461 thousand, respectively. This is our exposure to loss should all of our contract owners have died on either December 31, 2008 or 2007. See Note 7 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated herein by reference for more information.

  Certain life and annuity products sold by us contain guaranteed minimum living benefits. These include guaranteed minimum accumulation, withdrawal, income and payout annuity floor benefits. The guaranteed minimum accumulation benefit ("GMAB") guarantees a return of deposit to a policyholder after 10 years regardless of market performance. The guaranteed minimum withdrawal benefit ("GMWB") guarantees that a policyholder can withdraw 5% for life regardless of market performance. The guaranteed minimum income benefit ("GMIB") guarantees that a policyholder can convert his or her account value into a guaranteed payout annuity at a guaranteed minimum interest rate and a guaranteed mortality basis, while also assuming a certain level of growth in the initial deposit. The guaranteed payout annuity floor benefit ("GPAF") guarantees that the variable annuity payment will not fall below the dollar amount of the initial payment. We have established a hedging program for managing the risk associated with our guaranteed minimum accumulation and withdrawal benefit features. We continue to analyze and refine our strategies for managing risk exposures associated with all our separate account guarantees. The statutory reserves for these totaled $49,253 thousand and $11,179 thousand at December 31, 2008 and 2007, respectively. The GAAP reserves totaled $139,612 thousand and $7,381 thousand at December 31, 2008 and 2007, respectively.

  We perform analysis with respect to the sensitivity of a change in the separate account performance assumption as it is critical to the development of the EGPs related to our variable annuity and variable life insurance business. Equity market movements have a significant impact on the account value of variable life and annuity products and fees earned. EGPs could increase or decrease with these movements in the equity market. Sustained and significant changes in the equity markets could therefore have an impact on deferred policy acquisition cost amortization. Periodically, we also perform analysis with respect to the sensitivity of a change in assumed mortality as it is critical to the development of the EGPs related to our universal life insurance business.

  As part of our analysis of separate account returns, we perform two sensitivity tests. If at December 31, 2008 we had used a 100 basis points lower separate account return assumption (after fund fees and mortality and expense charges) for both the variable annuity and the variable life businesses and used our current best estimate assumptions for all other assumptions to project account values forward from the current value to reproject EGPs, the estimated decrease to amortization and increase to net income would be approximately $744 thousand, before taxes.

  If, instead, at December 31, 2008 we had used a 100 basis points higher separate account return assumption (after fund fees and mortality and expense charges) for both the variable annuity and variable life businesses and used our current best estimate assumptions for all other assumptions to project account values forward from the current value to reproject EGPs, the estimated decrease to amortization and increase to net income would be approximately $982 thousand, before taxes.

Foreign Currency Exchange Risk Management
  Foreign currency exchange risk is the risk that we will incur economic losses due to adverse changes in foreign currency exchange rates. Our functional currency is the U.S. dollar. Our exposure to fluctuations in foreign exchange rates against the U.S. dollar primarily results from our holdings in non-U.S. dollar-denominated debt securities which are not material to our financial statements at December 31, 2008.

Selected Financial Data
  The following selected financial data should be read in conjunction with the financial statements and notes, which can be found at the end of this Prospectus.

Annual Data

($ in thousands)                                                     Year Ended December 31,
                                         ------------------------------------------------------------------------------
                                              2008            2007            2006            2005            2004
                                         --------------  --------------  --------------  --------------  --------------
REVENUES:
Premiums................................ $       15,098  $       18,602  $       13,575  $        9,521  $        7,367
Insurance and investment product fees...        361,354         263,298         180,779         109,270          83,300
Investment income, net of expenses......         90,963         109,607         129,325         154,374         143,862
Net realized investment gains (losses)..       (172,055)         (7,043)         (2,460)        (10,569)          5,121
                                         --------------  --------------  --------------  --------------  --------------
Total revenues..........................        295,360         384,464         321,219         262,596         239,650
                                         --------------  --------------  --------------  --------------  --------------

BENEFITS AND EXPENSES:
Policy benefits.........................        218,415         168,395         154,951         130,279         136,760
Policy acquisition cost amortization....        262,132         120,041          93,342          80,402          45,027
Other operating expenses................         97,504          83,601          65,388          50,493          35,683
                                         --------------  --------------  --------------  --------------  --------------
Total benefits and expenses.............        578,051         372,037         313,681         261,174         217,470
                                         --------------  --------------  --------------  --------------  --------------
Income (loss) before income taxes.......       (282,691)         12,427           7,538           1,422          22,180
Applicable income tax (expense) benefit.         87,497          (1,122)         (1,070)          2,801          (5,465)
                                         --------------  --------------  --------------  --------------  --------------
Net income (loss)....................... $     (195,194) $       11,305  $        6,468  $        4,223  $       16,715
                                         ==============  ==============  ==============  ==============  ==============

                                                                          December 31,
                                         ------------------------------------------------------------------------------
($ in thousands)                              2008            2007            2006            2005            2004
                                         --------------  --------------  --------------  --------------  --------------
Total assets............................ $    5,493,954  $    6,437,891  $    5,855,932  $    5,974,790  $    6,031,560
                                         ==============  ==============  ==============  ==============  ==============

Supplementary Financial Information

Selected Unaudited Quarterly Financial Data:                       Quarter Ended
                                              ------------------------------------------------------
($ in thousands)                                 Mar 31,      June 30,      Sept 30,       Dec 31,
                                              ------------  ------------  ------------  ------------
Income Statement Data                                                  2008
                                              ------------------------------------------------------
  REVENUES
  Premiums................................... $       (643) $      5,314  $      5,423  $      5,004
  Insurance and investment product fees......       83,866        87,717        93,554        96,218
  Investment income, net of expenses.........       24,320        22,990        22,510        21,142
  Net realized investment losses.............      (20,029)        1,689       (28,390)     (125,325)
                                              ------------  ------------  ------------  ------------
  Total revenues.............................       87,514       117,710        93,097        (2,961)
                                              ============  ============  ============  ============

  BENEFITS AND EXPENSES
  Policy benefits............................       51,015        43,573        51,774        72,053
  Policy acquisition cost amortization.......       24,537        38,755        46,533       152,307
  Other operating expenses...................       28,100        25,707        21,117        22,580
                                              ------------  ------------  ------------  ------------
  Total benefits and expenses................      103,652       108,035       119,424       246,940
                                              ------------  ------------  ------------  ------------
  Income before income taxes.................      (16,138)        9,675       (26,327)     (249,901)
  Applicable income tax (expense) benefit....        7,108        (3,360)        9,853        73,896
                                              ------------  ------------  ------------  ------------
  Net income (loss).......................... $     (9,030) $      6,315  $    (16,474) $   (176,005)
                                              ============  ============  ============  ============

  COMPREHENSIVE INCOME
  Net income (loss).......................... $     (9,030) $      6,315  $    (16,474) $   (176,005)
  Net unrealized gains (losses)..............       (5,639)       (2,620)       (6,747)      (25,133)
                                              ------------  ------------  ------------  ------------
  Comprehensive income (loss)................ $    (14,669) $      3,695  $    (23,221) $   (201,138)
                                              ============  ============  ============  ============

Selected Unaudited Quarterly Financial Data:                       Quarter Ended
                                              ------------------------------------------------------
($ in thousands)                                 Mar 31,      June 30,      Sept 30,       Dec 31,
                                              ------------  ------------  ------------  ------------
Income Statement Data                                                  2008
                                              ------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
Capital contribution from parent............. $     42,000  $     31,000  $         --  $     96,934

RETAINED EARNINGS
Adjustment for initial application of FIN 48.           --
Net income (loss)............................       (9,030)        6,315       (16,474)     (176,005)

OTHER COMPREHENSIVE INCOME
Other comprehensive income (loss)............       (5,639)       (2,620)       (6,747)      (25,133)
                                              ------------  ------------  ------------  ------------
Change in stockholder's equity...............       27,331        34,695       (23,221)     (104,204)
Stockholder's equity, beginning of period....      597,840       625,171       659,866       636,645
                                              ------------  ------------  ------------  ------------
Stockholder's equity, end of period.......... $    625,171  $    659,866  $    636,645  $    532,441
                                              ============  ============  ============  ============

Selected Unaudited Quarterly Financial Data:                       Quarter Ended
                                              ------------------------------------------------------
($ in thousands)                                 Mar 31,      June 30,      Sept 30,       Dec 31,
                                              ------------  ------------  ------------  ------------
                                                                       2007
Income Statement Data                         ------------------------------------------------------
REVENUES
Premiums..................................... $      3,179  $      2,882  $      4,199  $      8,342
Insurance and investment product fees........       54,119        59,410        67,356        82,413
Investment income, net of expenses...........       27,894        27,192        27,609        26,912
Net realized investment losses...............         (170)          359        (1,987)       (5,245)
                                              ------------  ------------  ------------  ------------
Total revenues...............................       85,022        89,843        97,177       112,422
                                              ============  ============  ============  ============

BENEFITS AND EXPENSES
Policy benefits..............................       39,980        36,481        43,141        48,794
Policy acquisition cost amortization.........       23,603        26,923        27,894        41,620
Other operating expenses.....................       17,086        20,423        20,641        25,451
                                              ------------  ------------  ------------  ------------
Total benefits and expenses..................       80,669        83,827        91,676       115,865
                                              ------------  ------------  ------------  ------------
Income before income taxes...................        4,353         6,016         5,501        (3,443)
Applicable income tax (expense) benefit......       (1,351)       (1,863)          466         1,626
                                              ------------  ------------  ------------  ------------
Net income (loss)............................ $      3,002  $      4,153  $      5,967  $     (1,817)
                                              ============  ============  ============  ============
COMPREHENSIVE INCOME
Net income (loss)............................ $      3,002  $      4,153  $      5,967  $     (1,817)
Net unrealized gains (losses)................          935        (5,206)       (2,411)       (2,413)
                                              ------------  ------------  ------------  ------------
Comprehensive income (loss).................. $      3,937  $     (1,053) $      3,556  $     (4,230)
                                              ============  ============  ============  ============
ADDITIONAL PAID-IN CAPITAL
Capital contribution from parent............. $         --  $     25,000  $     24,984  $         --
RETAINED EARNINGS
Adjustment for initial application of FIN 48.       (1,000)           --            --            --
Net income (loss)............................        3,002         4,153         5,967        (1,817)
OTHER COMPREHENSIVE INCOME
Other comprehensive income (loss)............          935        (5,206)       (2,411)       (2,413)
                                              ------------  ------------  ------------  ------------
Change in stockholder's equity...............        2,937        23,947        28,540        (4,230)
Stockholder's equity, beginning of period....      546,646       549,583       573,530       602,070
                                              ------------  ------------  ------------  ------------
Stockholder's equity, end of period.......... $    549,583  $    573,530  $    602,070  $    597,840
                                              ============  ============  ============  ============

Selected Unaudited Quarterly Financial Data:                       Quarter Ended
                                              ------------------------------------------------------
($ in thousands)                                 Mar 31,      June 30,      Sept 30,       Dec 31,
                                              ------------  ------------  ------------  ------------
                                                                       2006
Income Statement Data                         ------------------------------------------------------
 REVENUES
 Premiums.................................... $      2,475  $      3,219  $      2,975  $      4,906
 Insurance and investment product fees.......       41,995        41,841        46,015        50,928
 Investment income, net of expenses..........       35,060        33,906        30,404        29,955
 Net realized investment losses..............       (4,083)          (64)         (169)        1,856
                                              ------------  ------------  ------------  ------------
 Total revenues..............................       75,447        78,902        79,225        87,645
                                              ============  ============  ============  ============

 BENEFITS AND EXPENSES
 Policy benefits.............................       43,848        36,640        28,548        45,919
 Policy acquisition cost amortization........       13,057        20,767        27,480        32,036
 Other operating expenses....................       19,512        16,263        14,781        14,830
                                              ------------  ------------  ------------  ------------
 Total benefits and expenses.................       76,417        73,670        70,809        92,785
                                              ------------  ------------  ------------  ------------
 Income before income taxes..................         (970)        5,232         8,416        (5,140)
 Applicable income tax (expense) benefit.....          228        (1,329)       (1,027)        1,057
                                              ------------  ------------  ------------  ------------
 Net income (loss)                            $       (742) $      3,903  $      7,389  $     (4,083)
                                              ============  ============  ============  ============

 COMPREHENSIVE INCOME
 Net income (loss)........................... $       (742) $      3,903  $      7,389  $     (4,083)
 Net unrealized gains (losses)...............       (4,316)       (4,812)        5,881         1,970
 Derivatives.................................          (83)          (65)          785        (1,444)
                                              ------------  ------------  ------------  ------------
 Comprehensive income (loss)                  $     (5,141) $       (974) $     14,055  $     (3,557)
                                              ============  ============  ============  ============

 ADDITIONAL PAID-IN CAPITAL
 Capital contribution from parent............ $         --  $         --  $         --  $         --

 RETAINED EARNINGS
 Net income (loss)...........................         (742)        3,903         7,389        (4,083)

 OTHER COMPREHENSIVE INCOME
 Other comprehensive income (loss)...........       (4,399)       (4,877)        6,666           526
                                              ------------  ------------  ------------  ------------
 Change in stockholder's equity..............       (5,141)         (974)       14,055        (3,557)
 Stockholder's equity, beginning of period...      542,263       537,122       536,148       550,203
                                              ------------  ------------  ------------  ------------
 Stockholder's equity, end of period......... $    537,122  $    536,148  $    550,203  $    545,646
                                              ============  ============  ============  ============

Directors and Officers of PHL Variable

Name*                  Age** Length of Time Served      Position
------------------------------------------------------------------------------------------------------------------------
Thomas M. Buckingham    32   Officer since 03/26/09     Senior Vice President
Peter A. Hofmann        52   Officer since 11/23/07     Senior Executive Vice President and Chief Financial Officer and
                                                        Treasurer
Gina C. O'Connell       46   Officer since 05/02/2003   Senior Vice President
David R. Pellerin       51   Officer since 11/23/07     Senior Vice President and Chief Accounting Officer
Philip K. Polkinghorn   51   Director since 08/16/2004  Director and President
                             Officer since 08/16/2004
Zafar Rashid            59   Officer since 8/16/2005    Senior Vice President
Tracy L. Rich           57   Officer since 03/17/2003   Executive Vice President and Assistant Secretary
James D. Wehr           51   Director since 08/16/2004  Director, Executive Vice President and Chief Investment Officer
                             Officer since 01/01/2004
Christopher M. Wilkos   51   Director since 11/23/2007  Director, Senior Vice President and Corporate Portfolio Manager
                             Officer since 09/02/1997

* The business address of each individual is One American Row, Hartford, CT 06102-5056

** Ages are as of April 1, 2009

Executive Compensation and Management Ownership of PNX Shares
  The executive officers of PHL Variable, an indirect subsidiary of PNX, receive no direct compensation from PHL Variable and do not own any PHL Variable shares since the stock is wholly owned by a PNX affiliate. Executive officers of PHL Variable also serve as officers of PNX and own shares of PNX. Portions of the definitive proxy statement filed by PNX pursuant to Regulation 14A on March 16, 2009 with respect to Peter A. Hofmann,Philip K. Polkinghorn, and James D. Wehr, are incorporated by reference into this section of the prospectus.

Summary Compensation Table for 2008 Fiscal Year
  The following table sets forth information concerning the 2008 compensation of those executives who were our Named Executive Officers ("NEOs") as of December 31, 2008. For those executives that were also reported in the Summary Compensation Table for the 2007 fiscal year, 2007 compensation information is also included. The table includes salary, annual incentives and long-term incentive compensation. Additional information may be found in the supporting tables and footnotes that accompany this table.

                                                                                                      Change in
                                                                                                    Pension Value
                                                                                                  and Non-Qualified
                                                                                   Non-Equity         Deferred
                                                          Stock       Option     Incentive Plan     Compensation
                                     Salary/(1)/ Bonus  Awards/(2)/ Awards/(3)/ Compensation/(4)/   Earnings/(5)/
                                Year     $         $        $           $              $                  $
Name and Principal Position(a)  (b)     (c)       (d)      (e)         (f)            (g)                (h)
------------------------------  ---- ----------  ------ ----------  ----------  ----------------  -----------------
 Philip K. Polkinghorn,
   President................... 2008  109,234         0   57,379      40,174              0            26,918
                                2007   92,205         0  102,872      20,091        166,522            10,257
 Peter A. Hofmann,
   Senior Executive Vice
   President and CFO........... 2008   94,645         0   34,863      25,866              0            31,605
                                2007   37,145         0   31,648       7,628         57,133             2,807
 David R Pellerin
   Senior Vice President and
   Chief Accounting Officer.... 2008   66,809    25,610   11,620      15,356          8,017            59,812
 Zafar Rashid,
   Senior Vice President....... 2008   78,244         0    8,850       8,233         10,995            14,206
                                2007  106,730         0   46,963       4,864         88,346            10,527
 Christopher M. Wilkos,
   Senior Vice President and
   Corporate Portfolio
   Manager..................... 2008   44,063         0    5,263       5,312         43,118            19,846




                                   All Other
                                Compensation/(6)/  Total
                                       $             $
Name and Principal Position(a)        (i)           (j)
------------------------------  ----------------  -------
 Philip K. Polkinghorn,
   President...................      10,447       244,152
                                      4,969       396,917
 Peter A. Hofmann,
   Senior Executive Vice
   President and CFO...........       5,679       192,658
                                      1,876       138,237
 David R Pellerin
   Senior Vice President and
   Chief Accounting Officer....       6,130       193,353
 Zafar Rashid,
   Senior Vice President.......       3,005       123,533
                                      4,289       261,719
 Christopher M. Wilkos,
   Senior Vice President and
   Corporate Portfolio
   Manager.....................       3,305       120,906

-----------------
/(1)/Figures are shown for the year earned, and have not been reduced for deferrals. For 2008, the following NEOs elected to defer a portion of their salary until following termination of employment: Mr. Polkinghorn deferred $5,611, Mr. Hofmann deferred $2,606, Mr. Pellerin deferred $935, Mr. Rashid deferred $1,507 and Mr. Wilkos deferred $378. For 2007, the following NEOs elected to defer a portion of their salary until following termination of employment: Mr. Polkinghorn deferred $4,610 and Mr. Hofmann deferred $690.
/(2)/Represents the expense reflected in our financial statements in 2008 and 2007, as applicable, for all stock awards granted to NEOs (excluding stock options which are reflected in column (f)) as calculated pursuant to FAS 123R, with the only modification being that the forfeiture assumption for not meeting vesting service requirements is omitted from the calculation pursuant to SEC rules. These expenses include awards granted in 2008 and 2007, as applicable, and awards granted in prior years that are subject to multiple-year service or performance conditions. A summary of the various awards incorporated in this expense are:

                       FAS 123R Accounting Expense for NEO RSU Awards
                                                       Other     Service-
                                                    Performance-  Vested  2007 Annual
                            2006 - 2008 2007 - 2009  Contingent    RSU     Incentive   Grand
                            LTIP Cycle  LTIP Cycle   RSU Awards   Awards  Enhancement  Total
Name                   Year     ($)         ($)         ($)        ($)        ($)       ($)
----                   ---- ----------- ----------- ------------ -------- ----------- -------
Philip K. Polkinghorn. 2008   (17,323)    (18,226)       --       73,761    19,167     57,379
                       2007    15,368      32,336        --       48,595     6,574    102,872
Peter A. Hofmann...... 2008    (6,235)    (13,412)       --       46,009     8,501     34,863
                       2007     3,192      13,731        --       11,677     3,048     31,648
David R Pellerin...... 2008    (2,366)     (5,858)       --       17,114     2,729     11,620
Zafar Rashid.......... 2008    (6,881)     (6,033)       --       18,024     3,740      8,850
                       2007     9,783      17,135        --       16,536     3,488     46,963
Christopher M. Wilkos. 2008    (4,789)     (4,199)       --       11,150     3,101      5,263

-----------------
/(3)/Represents the expense reflected in our financial statements for 2008 and 2007, as applicable, for all stock option awards granted to NEOs as calculated pursuant to FAS 123R, with the only modification being that the forfeiture assumption for not meeting vesting service requirements is omitted from the calculation pursuant to SEC rules. These expenses include awards granted in 2008 and 2007, as applicable, and awards granted in prior years that are subject to multiple-year service conditions. The various awards incorporated in this expense are:

                          FAS 123R Accounting Expense for NEO Stock Option Awards
                             2004 Stock    2005 Stock    2006 Stock    2007 Stock    2008 Stock
                            Option Awards Option Awards Option Awards Option Awards Option Awards Grand Total
Name                   Year      ($)           ($)           ($)           ($)           ($)          ($)
----                   ---- ------------- ------------- ------------- ------------- ------------- -----------
Philip K. Polkinghorn. 2008        --          --          18,813            --        21,360       40,174
                       2007     3,371          --          16,720            --                     20,091
Peter A. Hofmann...... 2008        --          --              --        11,691        14,174       25,866
                       2007     2,141          --              --         5,486                      7,628
David R Pellerin...... 2008                    --              --         9,353         6,003       15,356
Zafar Rashid.......... 2008        --          --              --            --         8,233        8,233
                       2007     4,864          --              --            --                      4,864
Christopher M. Wilkos. 2008        --          --              --            --         5,312        5,312

-----------------
/(4)/Represents the cash-based incentive earned under The Phoenix
     Companies, Inc. Annual Incentive Plan for Executive Officers for the applicable performance year, paid in March of the following year. For 2008, none of the NEOs deferred any portion of their incentive awards. For 2007, Mr. Polkinghorn elected to defer receipt of 10% ($16,652) of his incentive until following termination of employment.
/(5)/Represents the increase in the actuarial value of accumulated pension benefits accrued during the year. For 2008, this represents the change in value between December 31, 2007 and December 31, 2008. For 2007, this represents the change in value between December 31, 2006 and December 31, 2007. These benefit accruals pertain solely to benefits accrued under the Company's pension plans and exclude all account-based plans that NEOs may participate in, such as The Phoenix Companies, Inc. Savings and Investment Plan and The Phoenix Companies Inc. Non-Qualified Deferred Compensation and Excess Investment Plan.
/(6)/All Other Compensation Sub-Table:

                                Company
                            Contributions to Reimbursement
                            401(k) Plan and  for Financial                            Total
                                 Excess      Planning and  Tax Gross               "All Other
                            Investment Plan  Tax Services     Ups    Travel Other Compensation"
Name                   Year       ($)             ($)         ($)     ($)    ($)       ($)
----                   ---- ---------------- ------------- --------- ------ ----- -------------
Philip K. Polkinghorn. 2008      4,915                       1,740   3,792           10,447
                       2007      3,919            615          435      --    --      4,969
Peter A. Hofmann...... 2008      5,679                                                5,679
                       2007      1,876             --           --      --    --      1,876
David R Pellerin...... 2008      6,013                           6           111      6,130
Zafar Rashid.......... 2008      3,005                                                3,005
                       2007      4,269             --           --      --    20      4,289
Christopher M. Wilkos. 2008      3,305                                                3,305

The Separate Account
  PHL Variable Separate Account MVA1 ("Separate Account") is a non-unitized separate account established under Connecticut law. Contract values attributable to the premium allocation and terms of the contract do not depend of the performance of the assets in the Separate Account.

  Under Connecticut law, all income, gains or losses of the Separate Account, whether realized or not, must be credited to or charged against the amount placed in the Separate Account without regard to our other income, gains and losses. The assets of the Separate Account may not be charged with liabilities arising out of any other business that we may conduct. Obligations under the contracts are obligations of PHL Variable.

  There are no discrete units in the Separate Account. No party with rights under any contract participates in the investment gain or loss from assets belonging to the Separate Account. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in the Separate Account may drop below the reserves and other liabilities it must maintain. If the Separate Account asset value drops below the reserve and other liabilities we must maintain in relation to the contracts supported by such assets, we will transfer assets from our General Account to the Separate Account. Conversely, if the amount we maintain is too much, we may transfer the excess to our General Account.

  In establishing guaranteed rates for the Fixed Account, we intend to take into account the yields available on the instruments in which we intend to invest the proceeds from the contracts. The company's investment strategy with respect to the proceeds attributable to the contracts generally will be to invest in investment-grade debt instruments having durations tending to match the applicable guarantee periods.

  Investment-grade debt instruments in which the company intends to invest the proceeds from the contracts include:

.. Securities issued by the United States government or its agencies or instrumentalities.

.. Debt securities which have a rating, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Bb), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

.. Other debt instruments, although not rated by Moody's or Standard & Poor's, are deemed by the company's management to have an investment quality comparable to securities described above.

  While the above generally describes our investment strategy with respect to the proceeds attributable to the contracts, we are not obligated to invest the proceeds according to any particular strategy, except as may be required by Connecticut and other state insurance law.

The Phoenix Companies, Inc.--Legal Proceedings about Company Subsidiaries
--------------------------------------------------------------------------------

  We are regularly involved in litigation and arbitration, both as a defendant and as a plaintiff. The litigation and arbitration naming us as a defendant ordinarily involves our activities as an insurer, employer, investor, or investment advisor. It is not feasible to predict or determine the ultimate outcome of all legal or arbitration proceedings or to provide reasonable ranges of potential losses. Based on current information, we believe that the outcomes of our litigation and arbitration matters are not likely, either individually or in the aggregate, to have a material adverse effect on our consolidated financial condition. However, given the large or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation and arbitration, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our results of operations or cash flows in particular quarterly or annual periods.


  State regulatory bodies, the Securities and Exchange Commission, or SEC, the Financial Industry Regulatory Authority, or FINRA (formerly known as the National Association of Securities Dealers "NASD"), the IRS and other regulatory bodies regularly make inquiries of us and, from time to time, conduct examinations or investigations concerning our compliance with laws and regulations related to, among other things, our insurance and broker-dealer subsidiaries, securities offerings and registered products. We endeavor to respond to such inquiries in an appropriate way and to take corrective action if warranted.


  For example, in the fourth quarter of 2008, the State of Connecticut Insurance Department initiated the on-site portion of a routine financial examination of the Connecticut domiciled life insurance subsidiaries of Phoenix Life Insurance Company for the five year period ending December 31, 2008.

  Regulatory actions may be difficult to assess or quantify, may seek recovery of indeterminate amounts, including punitive and treble damages, and the nature and magnitude of their outcomes may remain unknown for substantial periods of time. It is not feasible to predict or determine the ultimate outcome of all pending inquiries, investigations, legal proceedings and other regulatory actions, or to provide reasonable ranges of potential losses. Based on current information, we believe that the outcomes of our regulatory matters are not likely, either individually or in the aggregate, to have a material adverse effect on our financial condition. However, given the large or indeterminate amounts sought in certain of these actions and the inherent unpredictability of regulatory matters, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our results of operation or cash flows in particular quarterly or annual periods.

Distributor
--------------------------------------------------------------------------------


  PEPCO is the principal underwriter and national distributor of the contracts pursuant to an underwriting agreement dated November 1, 2000. Its principal business address is 610 West Germantown Pike, Suite 460, Plymouth Meeting, PA 19462 and PEPCO is registered with the FINRA. PEPCO is an affiliated subsidiary of the Separate Account and PHL Variable.


  Contracts may be purchased from broker-dealers registered under the Securities Exchange Act of 1934 whose representatives are authorized by applicable law to sell contracts under terms of agreements provided by PEPCO. Sales commissions will be paid to registered representatives on purchase payments we receive under these contracts. PHL Variable will pay a maximum total sales commission of 15% of premiums. To the extent that the surrender charge under the contracts is less than the sales commissions paid with respect to the policies, we will pay the shortfall from our General Account assets, which will include any profits we may derive under the contracts.

  To the extent permitted by FINRA rules, overrides and promotional incentives or payments also may be provided to broker-dealers based on sales volumes, the assumption of wholesaling functions, or other sales-related criteria. Additional payments may be made for other services not directly related to the sale of the contracts, including the recruitment and training of personnel, production of promotional literature and similar services.

Experts
--------------------------------------------------------------------------------

  Kathleen A. McGah, Vice President and Counsel, PHL Variable Insurance Company, Hartford, Connecticut has provided opinions on certain matters relating to the federal securities laws in connection with the contracts described in this Prospectus.

  The financial statements of PHL Variable Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31,

2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Annual Statements
--------------------------------------------------------------------------------

  At least once a year prior to the maturity date, we will send you a statement containing information about your contract value. For more information, please contact your registered representative or call us at 1-800-541-0171.

APPENDIX A--Deductions for State and Local Taxes--Qualified and Nonqualified Annuity Contracts

                                  Upon           Upon
State                        Premium Payment Annuitization Nonqualified Qualified
-----                        --------------- ------------- ------------ ---------
California..................                       X           2.35%      0.50%
Florida.....................                       X           1.00       1.00
Maine.......................        X                          2.00
Nevada......................                       X           3.50
South Dakota................        X                          1.25/1/
Texas.......................                       X           0.04/2/    0.04
West Virginia...............                       X           1.00       1.00
Wyoming.....................                       X           1.00
Commonwealth of Puerto Rico.                       X           1.00       1.00


NOTE: The above tax deduction rates are as of January 1, 2009. No tax deductions are made for states not listed above. However, tax statutes are subject to amendment by legislative act and to judicial and administrative interpretation, which may affect both the above lists of states and the applicable tax rates. Consequently, we reserve the right to deduct tax when necessary to reflect changes in state tax laws or interpretation.


      For a more detailed explanation of the assessment of taxes, see Deductions and Charges--Tax."
-----------------
/1/ South Dakota law exempts premiums received on qualified contracts from premium tax. Additionally, South Dakota law provides a lower rate of 0.8% that applies to premium payments received in excess of $500,000 in a single calendar year.

/2/ Texas charges an insurance department "maintenance fee" of .04% on annuity considerations, but the department allows this to be paid upon annuitization.

                                    PART II

                   INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee......... $21,400
Estimated Printing and Filing Costs......................... $12,000
Estimated Accounting Fees................................... $ 4,000

Item 14. Indemnification of Directors and Officers

   Section 33-779 of the Connecticut General Statutes states that: "a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by sections 33-770 to 33-778, inclusive."

   Article VI. Section 6.01. of the Bylaws of the Registrant (as amended and restated effective May 16, 2002) provide that: "Each director, officer or employee of the company, and his heirs, executors or administrators, shall be indemnified or reimbursed by the company for all expenses necessarily incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being or having been a director, officer or employee of the company, or of any other company in which he was serving as a director or officer at the request of the company, except in relation to matters as to which such director, officer or employee is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer or employee. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of shareholders or otherwise."

Item 15. Recent Sales of Unregistered Securities

   Not applicable.

Item 16. Exhibits and Financial Statement Schedules


   (a) 1. Underwriting Agreement - Incorporated by reference to the Initial filing on Form S-1 (File No. 333-55240) as filed via Edgar on February 8, 2001.

       2.  Not applicable.

       3.  (i)   Articles of Incorporation - Incorporated by reference to the
                 Initial filing on Form S-1 (File No. 333-55240) as filed via
                 Edgar on February 8, 2001.

           (ii) Bylaws of PHL Variable Insurance Company, effective May 16, 2002 is incorporated by reference to the filing on Form S-1 (File No. 333-87218) as filed via Edgar on April 30, 2004.

       4.  (i)   Single Premium Deferred Equity Indexed Modified Annuity
                 contract (generic version) is incorporated by reference to the Initial filing on Form S-1 (File No. 333-132399) as filed via Edgar on March 14, 2006.

           (ii) Group Single Premium Deferred Equity Indexed Modified Annuity Certificate is incorporated by reference to Pre-effective Amendment No. 1 on Form S-1 (File No. 333-132399) as filed via Edgar on April 7, 2006.

       5.  Opinion regarding legality - Refer to exhibit 23(b).

       6.  Not applicable.

       7.  Not applicable.

       8.  Opinion regarding tax matters - Refer to exhibit 23(b).

       9.  Not applicable.

       10. Not applicable.

       11. Not applicable.

       12. Not applicable.

       13. Not applicable.

       14.  Not applicable.

       15.  Not applicable.

       16.  Not applicable.

       17.  Not applicable.

       18.  Not applicable.

       19.  No applicable.

       20.  Not applicable.

       21.  The Registrant has no subsidiaries.

       22.  Not Applicable

       23.  (a)  Consent of PricewaterhouseCoopers LLP, is filed herein.

            (b) Opinion and Consent of Kathleen A. McGah, Esq., is incorporated by reference to Post-Effective Amendment No. 3 on Form S-1 (File No. 333-132399) filed via EDGAR on April 25, 2008.

       24. Powers of attorney are incorporated by reference to Post-Effective Amendment No. 7 on Form S-1 (File No. 333-87218) filed via EDGAR on April 20, 2009.

       25.  Not applicable.

       26.  Not applicable.

   (b) Certain schedules are inapplicable and therefore have been omitted. Applicable schedules are shown in the related financial statement filed herein.

Item 17. Undertakings

   The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

    1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

       i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. Not applicable.

    5. Not applicable.

    6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

   The undersigned registrant hereby undertakes pursuant to Item 512(h) of Regulation S-K:

   Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes the following:


   In the event that the registrant eliminates any two of the three Indexed Accounts described in the prospectus (the "Prospectus") included in this Post-Effective Amendment No. 5 to the registration statement, upon the elimination of the second such Indexed Account (or, if both Indexed Accounts are eliminated simultaneously, upon the elimination of both such Indexed Accounts) the registrant will send a notice to all contractowners by first class U.S. mail (or other legally permissible means for delivering a required notice) alerting such contractowners to the fact that two of the three Indexed Accounts described in the Prospectus have been eliminated and reminding the contractowners that if they surrender their contract within the 45-day period following the date the notice was mailed (or otherwise sent) to contractowners, any surrender charge or negative market value adjustment that would otherwise be applicable will not be imposed. The notice will explain how contractowners may go about surrendering their contract and will provide a toll-free number contractowners may call to obtain additional information.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 30th day of April, 2009.


                                             PHL VARIABLE INSURANCE COMPANY

                                             By:
                                                  ------------------------------
                                                  * Philip K. Polkinghorn
                                                  President


By:  /s/ Kathleen A. McGah
     --------------------------
*Kathleen A. McGah, as Attorney-in-Fact pursuant to Powers of Attorney.


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated with PHL Variable Insurance Company and on this 30th day of April 2009.


      Signature                          Title
      ---------                          -----

-----------------------                  Director, President
*Philip K. Polkinghorn

-----------------------                  Director, Executive Vice President
*James D. Wehr                           and Chief Investment Officer

-----------------------                  Director, Senior Vice President and
*Christopher M. Wilkos                   Corporate Portfolio Manager

-----------------------                  Chief Financial Officer
*Peter A. Hofmann

-----------------------                  Chief Accounting Officer
*David R. Pellerin


By:  /s/ Kathleen A. McGah
     --------------------------
*Kathleen A. McGah, as Attorney-in-Fact pursuant to Powers of Attorney.

                                      S-1